UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

DENTSPLY International Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DENTSPLY International Inc. World Headquarters Susquehanna Commerce Center 221 West Philadelphia Street York, PA 17401 (717) 845-7511 – Direct (717) 854-2343 – Fax

April 10, 2015
Dear DENTSPLY Stockholder:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders to be held on Wednesday, May 20, 2015, at 9:30 a.m., at the Company’s World Headquarters, 221 West Philadelphia Street, in York, Pennsylvania.
The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.
The Company is pleased to announce that it is utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. Accordingly, on April 10, 2015, we will begin sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders, containing instructions on how to access online our 2015 Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014, as well as instructions on how to receive paper copies of these documents for stockholders who so elect.

Sincerely,

Bret W. Wise Chairman of the Board and Chief Executive Officer

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 20, 2015

The Annual Meeting of Stockholders (the “Annual Meeting”) of DENTSPLY International Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, May 20, 2015, at 9:30 a.m., local time, at the Company’s World Headquarters, 221 West Philadelphia Street, in York, Pennsylvania, for the following purposes:

1.	To elect six directors to serve for a term of one year and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit financial statements of the Company for the year ending December 31, 2015;

3.	To hold an advisory vote to approve the Company’s executive compensation;

4.	To vote on the re-approval of the material terms of the performance goals under the 2010 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

The Board of Directors of the Company (the “Board”) has fixed the close of business on March 23, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
The enclosed proxy is solicited by the Board. Reference is made to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual Meeting.
The Board urges you to vote your proxy by mail, by telephone or through the Internet. You are cordially invited to attend the Annual Meeting in person. The voting of your proxy will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors, Deborah M. Rasin Vice President, Secretary and General Counsel

York, Pennsylvania
April 10, 2015

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. OR, IF YOU WISH, YOU MAY PROVIDE YOUR PROXY INSTRUCTION USING THE TELEPHONE BY CALLING 1-800-690-6903, OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK FOR YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17401

i

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17401

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors of DENTSPLY International Inc. (“DENTSPLY,” the “Company,” “we,” “us” or “our”) to be voted at our 2015 Annual Meeting of stockholders (the “Annual Meeting”). Proxies may also be voted at any adjournment or postponement of the Annual Meeting. This proxy statement, together with the Notice of Annual Meeting and the enclosed proxy card, are first being sent to stockholders on or about April 10, 2015. A copy of the Company’s 2014 Annual Report is provided with this proxy statement.

You are invited to attend our Annual Meeting, which will take place on May 20, 2015, beginning at 9:30 a.m., Eastern Time, at DENTSPLY’s headquarters, Susquehanna Commerce Center, 221 W. Philadelphia Street, York, PA 17401. Stockholders will be admitted to the Annual Meeting beginning at 9:00 a.m., Eastern Time. Seating will be limited so some in attendance may be required to stand, but all stockholders who attend will be accommodated. The building is accessible to disabled persons and, upon prior request, we will provide wireless headsets for hearing amplification.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or the Internet, which is solicited by the Board and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be as recommended by the Board.

Information about the Notice of Internet Availability of Proxy Materials

•	Why did I receive the Notice of Internet Availability of the proxy materials and not the printed proxy materials?
We are using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

•	Why didn't I receive the Notice of Internet Availability of Proxy Materials in the mail?
We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. In addition, we are providing the Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the Web site where those materials are available and a link to the proxy voting Web site.

Who is entitled to vote at the Annual Meeting?

Each share of our common stock outstanding as of the close of business on March 23, 2015 is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 139,854,098 shares of common stock issued and outstanding and entitled to vote. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most DENTSPLY stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. If your shares are registered in your name with DENTSPLY’s transfer agent, American Stock Transfer, you are the “stockholder of record” of those shares. The Notice of Internet Availability of Proxy Materials, or, if you requested, this Notice of Annual Meeting and proxy statement and any accompanying documents have been sent directly to you by DENTSPLY. As the stockholder of record, you have the right to grant your voting proxy directly to DENTSPLY or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading "How do I vote?".

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting, unless you obtain a legal proxy from the broker, bank or other holder of record. Your broker, bank or other holder of record is obligated to provide you with a voting instruction card for you to use. You may also follow the instructions for voting by telephone or on the Internet as described in the Notice and below under the heading "How do I vote?".

How do I vote?

Your vote is important. You can save us the expense of a second mailing by voting promptly. Please refer to the summary instructions below and those included on your Notice of Internet Availability of Proxy Materials or proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or other holder of record. You may vote using any of the following methods:

•	By Mail

Complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board.

•	By telephone or on the Internet

The telephone and Internet voting procedures established by DENTSPLY for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.proxyvote.com. Please have your proxy card in hand when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available until 11:59 p.m., Eastern Time, on May 19, 2015. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•	In person at the Annual Meeting

Stockholders of record who attend the Annual Meeting may vote in person at the meeting. You may be asked to present proof of ownership of DENTSPLY common stock and identification. Your proxy card, or a copy thereof if you have already voted, would be considered proof of ownership. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•giving written notice to the Secretary of the Company;
•delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record.

If you are a DENTSPLY employee, you will receive a proxy or voting instruction card for all the shares you hold in a DENTSPLY employee plan. If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator or Trustee of the applicable plan will vote your shares in accordance with the terms of your plan and/or the Trust. To allow sufficient time for voting by the administrator or Trustee of the applicable plan, your voting instructions must be received by May 15, 2015.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, proxy statement and the 2014 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and proxy statement and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and proxy statement and any accompanying documents, or if you hold DENTSPLY stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge. You may contact Broadridge either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

We strongly encourage your participation in the Householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for a period of at least ten days prior to the meeting, for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m., at the office of the Company’s Secretary, Susquehanna Commerce Center, 221 W. Philadelphia Street, York Pennsylvania 17401.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of NASDAQ. For the 2015 meeting, your broker does not have discretionary authority to vote on the election of directors, on the advisory Say-on-Pay vote, or on the re-approval of the material terms of the performance goals under the 2010 Equity Incentive Plan, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote	Effect of Abstention
Election of directors	Majority of votes cast	No	Not counted as for or against	Not counted as for or against
Ratification of Auditor	Majority of votes present in person or by proxy and entitled to vote	Yes	Not counted as for or against	Counted as vote against
Advisory vote on executive compensation	Majority of votes cast	No	Not counted as for or against	Not counted as for or against
Re-approval of the material terms of the performance goals under the 2010 Equity Incentive Plan	Majority of votes cast	No	Not counted as for or against	Not counted as for or against

If you abstain from voting or there is a broker non-vote on any matter for which the vote required is a majority of the votes cast, your abstention or broker non-vote will not affect the outcome of such vote. If you abstain from voting on any matter for which the vote required is a majority of outstanding stock entitled to vote or a majority of votes present in person or by proxy and entitled to vote, your abstention will count as a vote against.

How will my shares be voted at the Annual Meeting?

At the meeting, the proxy (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board recommends, which is:

•	FOR the election of each of the director nominees named in this proxy statement;

•	FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the 2015 fiscal year;

•	FOR the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers; and

•	FOR the re-approval of the material terms of the performance goals under the Company’s 2010 Equity Incentive Plan.

Could other matters be decided at the Annual Meeting?

At the date this proxy statement was printed, we did not know of any matters to be raised at the Annual Meeting other than those set forth in this proxy statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the proxy appointed by the Board, as noted on the proxy card, will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, proxy statement and 2014 Annual Report on the Internet?

This Notice of Annual Meeting and proxy statement and the 2014 Annual Report are available at www.proxyvote.com. Instead of receiving future proxy statements and accompanying materials by mail, stockholders can elect to receive an email that will provide electronic links to them. Opting to receive your proxy materials online will save the Company the cost of producing documents and mailing them to your home or business, and will also give you an electronic link to the proxy voting site.

Stockholders of Record:  If you vote on the Internet at www.proxyvote.com simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to American Stock Transfer and following the enrollment instructions.

Beneficial Owners:  You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of proxy solicitation?

DENTSPLY will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We also may hire a proxy solicitation firm to solicit proxies, and, if so, we will pay them a fee, plus reasonable expenses, for these services.

Who will count the vote?

Representatives of Broadridge will tabulate the votes and act as inspectors of election.

What is the deadline to submit a proposal for the 2016 Annual Meeting?

Stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2016 must be received by the Company no later than December 10, 2015 and must otherwise comply with Rule 14a-8 under the Securities Exchange Act, as amended, in order to be included in the proxy statement and proxy relating to that meeting. See “Corporate Governance - Nominating Candidates for Election to the Board” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders.

Where can I get additional financial information about the Company?

Stockholders may obtain an additional copy (without exhibits) of the Company’s annual Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission (the “SEC”) without charge by writing to: Investor Relations Department, DENTSPLY International Inc., Susquehanna Commerce Center, 221 West Philadelphia Street, York, Pennsylvania 17401. This information is also available on the Investor Relations section of the Company's website at www.dentsply.com.

CORPORATE GOVERNANCE

Where To Find Further Corporate Governance Information

A copy of the Company’s Corporate Governance Guidelines and Policies are available under the “Investor Relations” section of the Company’s website at www.dentsply.com.

Director Independence

The Board has determined that the following directors are “independent” under Rule 5605 of the NASDAQ Stock Market LLC (NASDAQ Rule 5605): Michael C. Alfano, Eric K. Brandt, Paula H. Cholmondeley, Michael J. Coleman, Willie A. Deese, William F. Hecht, Leslie A. Jones, Francis J. Lunger, John L. Miclot and John C. Miles, II. In determining the independence of Mr. Miles, a former Chief Executive Officer of the Company, the Board took note of the fact that Mr. Miles left employment with the Company in January 2004, over ten years ago.

The Board’s Role in Risk Oversight

The Board oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to the Company’s operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, Company management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company faces;

•	establishing and assessing processes for managing that risk;

•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and

•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. These committees meet regularly and report back to the full Board. In performing this function, each committee has full access to management, as well as the ability to engage advisors. See “Committees of the Board” below for more information regarding the roles and responsibilities of the Board committees.

Also, the Company’s leadership structure, discussed in the “Board Leadership” section of this Proxy, supports the risk oversight function of the Board. The Company has a combined Chairman of the Board and CEO who keeps the Board informed about the risks facing the Company in general and with respect to specific activity or decisions. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

Board Leadership

The Board’s current leadership structure consists of a Chairman, who is also the Company’s CEO, and a Lead Director, who is an independent director designated by the independent members of the Board. Currently, the Lead Director is William F. Hecht. The role of the Lead Director is generally described in the Company’s Corporate Governance Guidelines and includes the following:

(a)	call for Executive Sessions of the independent directors;

(b)	preside at Board meetings in the absence of the Chairman and at Executive Sessions of the independent directors;

(c)	preside over the annual Board and CEO evaluation processes;

(d)
provide the Chairman with input into the agenda for Board meetings, and on other matters as deemed appropriate by the Board, or on behalf of the independent directors, and recommend the agenda for Executive Sessions of independent directors, to the extent deemed necessary;

(e)
be available for consultation with other directors, act as the principal liaison between the independent directors and the CEO, and apprise the CEO, as appropriate, of activities of the Board in Executive Sessions; and

(f)	be available for consultation with the CEO and communicate the expectations of the Board to the CEO.

In addition to the full Board self-evaluation survey, the Lead Director annually conducts a process of evaluation of individual Directors' performance.

The Board does not have a fixed policy on whether the Chairman should also be the Chief Executive Officer. The Board periodically evaluates its leadership structure to determine what it believes is the optimum structure at any point in time.

In general, the Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. This leadership structure has served the Company well and has resulted in the continued progress on the Company’s strategic plan and growth and financial success of the Company. The Board believes that these results are, in part, the product of the unified and focused leadership of its Chairman and CEO.

The Board’s independent directors regularly meet in executive session without the presence of management and the CEO. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team. Further, the Board has access to the Company’s management team. On a regular basis, the Board and its committees receive valuable information and insight from management on the status of the Company and the Company’s current and future issues.

Given the leadership roles of the Company’s Chairman and CEO and the Lead Director, and the existence of a Board comprised of strong and independent directors, the Board believes its current leadership structure is in the best interests of the Company and its stockholders.

Meetings and Attendance

The Board held six meetings during 2014, one of which was a telephone meeting. The independent members of the Board meet regularly without management present, and these executive sessions are led by the Board’s Lead Director. No directors attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which a director served during the year ended December 31, 2014.

Committees of the Board

The Board has an Executive Committee, an Audit and Finance Committee (“Audit Committee”), a Corporate Governance and Nominating Committee (“Governance Committee”) and a Human Resources Committee (“HR Committee”). Each Committee regularly reports on its activities and actions to the full Board. Each Committee (other than the Executive Committee) acts according to a written charter approved by the Board. The table below shows Board Committee membership in 2014. In anticipation of the retirement of Director Leslie A. Jones, the Board appointed Michael C. Alfano to the Governance Committee effective March 25, 2015. The Charters of our Committees are available on the Company's website at www.dentsply.com under Investor Relations - Corporate Governance - Committees.

Committee
Name	Executive	Audit	Governance	HR
Michael C. Alfano				x
Eric K. Brandt.				x
Paula H. Cholmondeley			x
Michael J. Coleman				C
Willie A. Deese		x
William F. Hecht	x		C
Leslie A. Jones	x		x
Francis J. Lunger		C
John Miclot		x
John C. Miles II	x
Bret W. Wise	C
__________________
C = Committee Chair

Executive Committee
The Executive Committee acts for the Board and provides guidance to the executive officers of the Company between meetings of the Board. The Executive Committee held no meetings during 2014.

Audit and Finance Committee
The Audit Committee is responsible for selecting and retaining the independent registered public accounting firm, setting the independent registered public accounting firm’s compensation, pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm, reviewing with the independent registered public accounting firm the scope and results of the audit, reviewing the adequacy and effectiveness of the Company’s system of internal control, overseeing the Company’s compliance and ethics program, and performing the other duties set forth in the Audit Committee Charter.

All of the Audit Committee Members are independent as defined in NASDAQ Rule 5605. The Board has determined that Mr. Lunger is an Audit Committee Financial Expert under the rules and regulations of the SEC. The Audit Committee held eight meetings during 2014, three of which were telephone meetings.

Corporate Governance and Nominating Committee
The Governance Committee is responsible for identifying and recommending individuals as nominees to serve on the Board, reviewing and recommending Board policies and governance practices and appraising the performance of the Board, managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance, and performing the other duties set forth in the Governance Committee Charter. All of the Governance Committee members are independent as defined in NASDAQ Rule 5605. The Corporate Governance Committee held four meetings during 2014.

It is the policy of the Governance Committee to consider any candidates for nomination to the Board who are recommended and submitted by stockholders in accordance with the Company’s by-laws. No such candidates were submitted to the Company for consideration. The Governance Committee’s policy is to evaluate any proposed candidates under the criteria utilized by the Governance Committee to evaluate all potential nominees, including, at a minimum, the following attributes:

•	the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies;

•	the willingness and ability to devote the necessary time and effort required for service on the Board;

•	the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;

•	the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and

•
the experience of holding or having held a senior position with a significant business corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

When the Governance Committee engages in a process to identify director candidates, other than directors standing for re-election, the Governance Committee polls the existing directors for recommendations and sometimes utilizes the service of a search firm to identify potential candidates. All potential candidates are screened relative to their qualifications and go through an interview process with the Governance Committee and, if desired, by other members of the Board. When the Governance Committee uses a search firm, a fee is paid for such services.

The Board recognizes the value of having a Board comprised of individuals who have varied experience and can bring different perspectives to Board discussions and activities. For this reason, when considering nominees for Board seats, the Governance Committee considers the diversity of nominees or candidates for election to the Board. Included in the criteria the Governance Committee considers in evaluating candidates for the Board is to identify candidates who have the capacity to provide additional strength and diversity of view to the Board and its activities.

Human Resources Committee
The HR Committee is responsible for evaluating and administering compensation levels for all senior officers of the Company, reviewing and evaluating employee compensation generally and employee benefit plans, overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs, and other activities as set forth in the HR Committee Charter. The role of the HR Committee with respect to executive compensation is to oversee DENTSPLY’s compensation plans and policies, administer its equity incentive plans, including review and approval of all compensation decisions relating to executive officers, (including the executive officers named in the Summary Compensation Table other than the Chief Executive Officer (“CEO”), whose compensation is established by the independent directors of the board). All of the HR Committee members are independent as defined in NASDAQ Rule 5605. The HR Committee held five meetings during 2014, one of which was a telephone meeting.

Communications with Directors

Stockholders who wish to communicate with the Board of Directors as a group, the non-management directors as a group, or any individual director, including the Chairman or the Lead Director, may do so by writing to the Corporate Secretary at DENTSPLY International Inc., 221 West Philadelphia Street, York, Pennsylvania 17401. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be forwarded to the respective Board member to which the communication is addressed.  Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Governance Committee.  Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Business Conduct Policies and Code of Ethics

DENTSPLY’s Code of Business Conduct and Ethics sets forth the Company’s guiding principles for the conduct of our business that must be followed by everyone who does business on our behalf. The Code applies to all employees, including employees of our subsidiaries, as well as to our Board. To date, there have not been any waivers by the Company under the Code. DENTSPLY’s Code of Business Conduct and Ethics is available on the Investor Relations section of our website.

HR Committee Interlocks and Insider Participation

None of the current members of the HR Committee has ever been an officer or employee of DENTSPLY. None of our executive officers served as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or HR Committee.

Nominating Candidates for Election to the Board

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the number of shares of Common Stock of the Company owned beneficially by such person.

Attendance at Annual Meetings

The Company has no policy regarding the attendance of Board members at the Company’s Annual Meeting. In 2014, all Board members attended the Annual Meeting.

Related Person Transactions

No related person transactions were noted for the year ended December 31, 2014.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions (“Transactions”), as defined below. The Governance Committee reviews the material facts of all Transactions that require the Governance Committee’s approval and either approves or disapproves of the entry into the Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Transaction, the Governance Committee takes into account, among other factors it deems appropriate, whether the Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the Transaction. The Chair of the Governance Committee is delegated the authority by the Board to approve Transactions that, because of timing or scheduling, are not feasible to be approved by the full Governance Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person (as defined by SEC Rules) will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Governance Committee has pre-approved, under the policy, the following Transactions without regard to the amount involved:

1.
any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;

2.
any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a “Named Executive Officer”, and (c) such compensation had been approved, or recommended to the Board for approval, by the HR Committee of the Board;

3.	any Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;

4.
any Transaction where the Related Person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro-rata basis;

5.
any Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

6.	any Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

7.	any Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Transaction.

Except to the extent pre-approved, as noted above, Transactions are subject to the following procedures. The Related Person notifies the General Counsel of the Company of any proposed Transaction, including: the Related Person’s relationship to the Company and interest in the proposed Transaction; the material terms of the proposed Transaction; the benefits to the Company of the proposed Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Transaction.

The proposed Transaction is submitted to the Governance Committee for consideration at the next Governance Committee meeting or, if the General Counsel, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Governance Committee meeting, to the Chair of the Governance Committee acting pursuant to authority delegated by the Board. Any Transactions approved pursuant to delegated authority by the Chair of the Governance Committee, is reported to the Governance Committee at the next Governance Committee meeting.

To the extent the Company becomes aware of a Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Governance Committee.

Board Shareholding Requirement

It is the policy of the Board that all Directors hold an equity interest in the Company. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Company (including share units held under the Company’s Board of Directors Deferred Compensation Plan, or any successor plan, and restricted stock units, but not including stock options) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate. To date the Board has not approved any such exceptions to this policy.

Legal Proceedings

On December 29, 2014, Tengion Inc. filed for Chapter 7 protection with the U.S. Bankruptcy Court in the District of Delaware.  Director John L. Miclot served as President and Chief Executive Officer and as a member of the Board of Directors of Tengion from November 2011 through December 2014, prior to Tengion’s filing.

PROPOSAL 1

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation and the by-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by the Board. The Board is currently comprised of eleven persons.

At the 2013 Annual Meeting, the Company’s stockholders approved a management proposal to amend the Company's Certificate of Incorporation in order to declassify the Board. Pursuant to the amended Certificate of Incorporation, Class III directors elected at the 2013 Annual Meeting will serve the remainder of their three-year terms expiring at the 2016 Annual Meeting.

Four incumbent Class I directors and two incumbent Class II directors are nominees for election to the Board this year for a one-year term expiring at the 2016 Annual Meeting of Stockholders. Leslie A. Jones is not standing for election to the Board as he will have reached the mandatory retirement age in accordance with the Company’s Corporate Governance Guidelines. Upon Mr. Jones' retirement, the number of Board members will be reduced from eleven to ten.

The proxy named in the proxy card and on the Internet voting site intends to vote for the election of the four Class I and two Class II nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card or on the Internet site, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

Set forth below is certain information with regard to each of the nominees for election as directors and each continuing Class III director.

In addition to the attributes and skills identified for all directors, the Governance Committee also considered the qualifications of each director described below their biographical information.

Nominees for Election for a One-Year Term as Directors
Name and Age	Principal Occupation and Directorships
Michael C. Alfano, D.M.D., Ph.D. ... Age 67 Director since 2001
Dr. Alfano is Executive Vice President Emeritus, and Professor and Dean Emeritus at New York University (‘‘NYU’’). Dr. Alfano served as Dean of the College of Dentistry from 1998 to 2006 and as Executive Vice-President of NYU from 2006 to 2013. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from 1988 to 1998. Dr. Alfano has served as a member of, or consultant to, various public health organizations, including the National Institutes of Health, the Editorial Board of the American Journal of Dentistry, the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He is a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. In 2010, he became a director of the not-for-profit Delta Dental of New York Insurance Company. He also served as a Director of the YMCA of Greater New York, the largest YMCA system in the country, from 2010 to 2014. He has received numerous honors, research grants and awards, and currently serves as Senior Consultant to the Academy for Academic Leadership.

Qualifications considered for Dr. Alfano included his education, training and experience as a dentist; his experience in research management and in a publicly traded medical technology company; his knowledge and experience in FDA matters; and his leadership role in the health and dental field.

Eric K. Brandt ................................. Age 52 Director since 2004
Mr. Brandt serves as Executive Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, which he joined in March 2007. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and 2005 until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (‘‘BCG’’), and a senior member of the BCG Health Care and Operations practices. Mr. Brandt served as a director of Vertex Pharmaceuticals, Inc. from 2002 to 2009 and as a director of Avanir Pharmaceuticals from 2005 to 2007. He serves on the Board of Directors for LAM Research Corporation.

Qualifications considered for Mr. Brandt included his general business skills, expertise and experience; his experience in publicly traded medical technology companies; his experience in business development and corporate strategy development; and his experience in accounting and financial matters.

Willie A. Deese ............................... Age 59 Director since 2011
Mr. Deese has served as Executive Vice President at Merck & Co., Inc. since 2008 and President of the Merck Manufacturing Division since 2005. He is also a member of Merck’s Executive Committee. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Mr. Deese currently serves on the Board of CDK Global as Chair, Compensation and Benefits Committee. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Vice President of Purchasing at Kaiser Permanente.

Qualifications considered for Mr. Deese included his business experience, including leadership roles as an executive and his experience and expertise in the manufacturing of regulated medical products.

William F. Hecht ............................. Age 72 Director since 2001
Mr. Hecht retired as Chairman of the Board and Chief Executive Officer of PPL Corporation, a diversified utility and energy services company, on October 1, 2006. He was elected President and Chief Operating Officer in 1991 and Chairman and Chief Executive Officer in 1993. In addition to PPL Corporation, he served on the Boards of PPL Electric Utilities Corporation and PPL Energy Supply, LLC, subsidiaries of PPL Corporation. Mr. Hecht also served as Chairman of the Board of Directors of the Federal Reserve Bank of Philadelphia through December 31, 2009. He served as a director of RenaissanceRe Holdings Ltd., through August 2010. He also serves as a trustee emeritus of Lehigh University and as Chairman of the Board of Trustees of the Lehigh Valley Health Network.

Qualifications considered for Mr. Hecht included his knowledge and general business experience, including leadership roles as an executive and a board member; his extensive experience in financial matters; and his extensive experience in business development and corporate strategy development.

Francis J. Lunger ........................... Age 69 Director since 2005
Mr. Lunger served on the Board of Millipore Corporation from 2001 until March 2005, including serving as Chairman from April 2002 until April 2004. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. From June 2007 through July 2010, Mr. Lunger served as a director of NDS Surgical Imaging. From July 2009 to December 2012, Mr. Lunger was an Operating Partner with Linden LLC. Since April 2012, Mr. Lunger has been the Chairman of the Board of Directors of Sera Care Life Sciences Inc.

Qualifications considered for Mr. Lunger included his deep and significant business experience, including leadership roles as an executive and a board member; his experience in a publicly traded life sciences tools company; and his experience in accounting and financial matters.

Bret W. Wise .................................. Age 54 Director since 2006
Mr. Wise has served as Chairman of the Board and Chief Executive Officer of the Company since January 1, 2007 and also served as President in 2007 and 2008. Prior to that time, Mr. Wise served as President and Chief Operating Officer in 2006, as Executive Vice President in 2005 and Senior Vice President and Chief Financial Officer from December 2002 through December 2004. From 1999 to 2002, Mr. Wise was Senior Vice President and Chief Financial Officer with Ferro Corporation of Cleveland, OH. From 1994 to 1999 he was Vice President and Chief Financial Officer at WCI Steel, Inc., of Warren, OH; and prior to that he was a partner with KPMG LLP. From 2006 until the company was taken private in 2010, Mr. Wise served on the Board of IMS Health, and from 2008 through 2012 Mr. Wise served on the Board (including one year as Chairman) of the Dental Trade Alliance. Mr. Wise serves as a director of Dental Lifeline Network. Mr. Wise also serves on the Board of PALL Corporation, a global leader in the high-tech filtration, separation and purification industry.
Qualifications considered for Mr. Wise included his role as the current Chief Executive Officer of the Company; his deep and active knowledge and understanding of the dental business and the Company; and his overall general business, financial and accounting knowledge.

Directors Continuing as Class III Directors
Name and Age	Principal Occupation and Directorships
Paula H. Cholmondeley ................. Age 67 Director since 2001
Ms. Cholmondeley served as a private consultant on Strategic Planning from 2004 to 2009. She served as the Vice President and General Manager of Specialty Products for Sappi Fine Paper, a subsidiary of Sappi Limited from April 2000 until January 2004, and prior to that from January 1998 until April 2000, she was a private consultant on Strategic Planning and Mergers and Acquisitions. From 1992 until January 1998, Ms. Cholmondeley held various management positions with Owens Corning, including Vice President and General Manager of Residential Insulation. Ms. Cholmondeley served as a White House Fellow and a Special Assistant to the U.S. Trade Representative for several countries in the Far East from 1982 to 1983. She has also held a number of significant positions with other companies, including managerial positions with Westinghouse Elevator Company, and as Chief Financial Officer and Senior Vice President for Blue Cross of Greater Philadelphia. Ms. Cholmondeley is an independent trustee of Nationwide Mutual Fund. She also serves on the Board of Terex Corporation. Ms. Cholmondeley previously served on the Boards of Armco Steel from 1996 until 1999, Ultralife Batteries from June 2004 until June 2010, Albany International from 2005 until 2013, and on the Board of Minerals Technologies, Inc. from 2004 to 2014. Ms. Cholmondeley is a NACD Board Leadership Fellow and part-time facility member of the NACD In-Boardroom education program.

Qualifications considered for Ms. Cholmondeley included her general and varied business operating experience, including leadership positions and experience in international and general management operations; her experience serving as a board member; and her experience in accounting and financial matters.

Michael J. Coleman ....................... Age 71 Director since 1991
Mr. Coleman is the Chairman of the Board of Cool Media Company and a partner in CS&W Associates Media Management, both based in Cocoa Beach, Florida. He served as Chairman of Cape Publications in Melbourne, Florida until retiring from that position on January 1, 2007. He previously served as Publisher of FLORIDA TODAY and President of the Gannett Co., Inc., South Newspaper Group from 1991 to April 2006. He serves as a director of Ron Jon Surf Shops Worldwide and Florida Bank of Commerce, Orlando, Florida, and as a Trustee of the Freedom Forum and its Diversity Institute and its museum (‘‘Newseum’’), all based in Washington, D.C. Prior to the merger of Dentsply International Inc. (“Old Dentsply”) with Gendex on June 11, 1993 (the “Merger”), Mr. Coleman served as a director of Gendex.

Qualifications considered for Mr. Coleman included his general business experience and his leadership role in several business positions, as well as his long history with and knowledge of the Company and the dental industry.

Name and Age	Principal Occupation and Directorships
John C. Miles, II ............................. Age 73 Director since 1990
Mr. Miles served as Chairman of the Board from May 1998 until May 2005, and remains a director of the Company. In January 2004, he retired from his position as Chief Executive Officer, a position which he held since January 1, 1996. Mr. Miles served as Vice Chairman of the Board from January 1, 1997 until becoming Chairman of the Board in May 1998. Prior to January 1, 1996, he had been President and Chief Operating Officer since the Merger; prior to the Merger Mr. Miles served as a director, President and Chief Operating Officer of Old Dentsply.

Qualifications considered for Mr. Miles included his general business experience; leadership experience in the medical device industry; his long history and knowledge of the dental industry; his knowledge and experience with the Company; his experience as a board member of several medical device companies; and his experience in financial matters.

John L. Miclot ................................. Age 56 Director since 2010
Mr. Miclot is President & CEO of LinguaFlex, Inc. He previously served as the CEO of Tengion Inc. from 2011 through 2014.  From November 2008 through March 2010, he served as an Executive in Residence at Warburg Pincus and was President and Chief Executive Officer of CCS Medical Inc., a provider of products and services for patients with chronic diseases. Prior to joining Warburg and CCS Medical, he was the President and Chief Executive Officer of Respironics, Inc., from 2003 until November 2008. Mr. Miclot served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. Previously, Mr. Miclot served in various positions at Healthdyne Technologies, Inc., including Senior Vice President, Sales and Marketing, from 1995 to 1998. Mr. Miclot is a director of Wright Medical and serves as Chairman of the Board of Breathe Technologies, as well as a director of the Pittsburgh Zoo & PPG Aquarium, Burger King Cancer Caring Center, Central Catholic High School, and the University of Iowa Tippie College Adviser Board.

Qualifications considered for Mr. Miclot included his experience in publicly traded medical technology companies; his general business skills, expertise and experience; and his general experience in financial matters.

Votes Required

Nominees for director in an uncontested election are to be elected by a majority vote of the votes cast at the Annual Meeting (known as “majority voting”). If any nominee who is a sitting director receives less than a majority of the votes cast, a previously tendered resignation by such director becomes effective. The acceptance or rejection of such resignation shall be determined by the Board, taking into consideration, to the extent determinable, the reasons the nominee did not receive a majority vote.

The Board of Directors unanimously recommends a vote FOR the nominees for election as Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2015.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary and description of the fees billed to the Company by PwC for professional services rendered during 2014 and 2013 (in thousands):

	2014 ($)	2013 ($)
Audit (1)	3,820	3,590
Audit related (2)	94	98
Tax (3)	3,240	3,115
Other (4)	7	6
Total	7,161	6,809

(1)
Audit fees were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements, including professional services related to the audit of the Company’s internal control over financial reporting.

(2)
Audit related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. Such services include consultations on financial accounting and reporting standards and acquisition-related due diligence services.

(3)	Tax fees were for tax compliance related to tax audits and professional services rendered for international tax consulting in each of the indicated fiscal years.

(4)	Other fees were for access to certain research services of PwC.

The Audit Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit Committee, or can be pre-approved by the Chairman of the Audit Committee subject to ratification by the Audit Committee at its next meeting. Management makes a presentation to the Audit Committee (or the Chairman of the Audit Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit Committee in accordance with their procedures.

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal, as it is a share represented by proxy and entitled to vote. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

The Audit Committee and the Board of Directors unanimously recommend a vote FOR ratification of the selection of PwC as independent registered public accounting firm for the Company for the year ending December 31, 2015.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In 2014, the Audit Committee was comprised of three directors, all of whom are independent as defined by NASDAQ Rule 5605. In addition, Mr. Lunger has been designated by the Board as “Audit Committee Financial Expert” under applicable rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit Committee and the Board and amended as determined appropriate.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”); and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and PwC. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed under the rules adopted by the PCAOB.

In addition, the Audit Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with PwC the overall scope and plans for their audits. The Audit Committee meets with PwC, with and without management present, to discuss the results of PwC’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2014 filed with the SEC.

AUDIT AND FINANCE COMMITTEE

Willie A. Deese	Francis J. Lunger	John L. Miclot

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this proxy statement. This proposal is also referred to as the “Say-on-Pay vote.”

The Human Resources Committee of the Board of Directors (“HR Committee”) has overall responsibility for evaluating and determining the Company’s executive compensation (other than for the Chief Executive Officer which is determined by the independent members of the Board). The HR Committee is comprised of all independent directors. The Compensation Discussion and Analysis (“CD&A”) in this proxy statement provides an extensive description of the process and substance of the activity of the HR Committee in determining executive compensation.

DENTSPLY’s compensation philosophy is designed to align each executive’s compensation with DENTSPLY’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to DENTSPLY’s long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to DENTSPLY’s stock price performance and to other performance factors that measure our progress against our strategic and operating plans. Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our Named Executive Officers’ pay to performance. Consistent with our performance based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity based programs. Our performance based annual incentive program rewards short-term performance; while our equity awards, in the form of stock options and restricted stock units, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. The performance goals under our bonus program and performance restricted stock units focus on objectives that the HR Committee believes can drive the Company’s performance.

We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options, restricted stock units, and performance restricted stock units more closely align the long-term interests of our executives with those of our stockholders because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and restricted stock unit.

We provide competitive pay opportunities to attract and retain talented executive management. The HR Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. We target the 50th percentile of the market for base salary, annual target cash compensation levels, and our equity compensation. This positioning places greater emphasis on long-term risk-based pay, alignment with stockholder interests and long-term retention.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The HR Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

This advisory stockholder vote gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program and policies through the resolution below. We believe the philosophy and approach described in the CD&A and summarized above has worked well for the Company, as historically the Company has delivered solid performance and returns to its stockholders.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although the advisory vote is non-binding and will not require the Company to take any action, the HR Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s Named Executive Officers.

PROPOSAL 4

RE-APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE
DENTSPLY INTERNATIONAL INC.
2010 EQUITY INCENTIVE PLAN

The Board of Directors is requesting that stockholders re-approve the material terms of the performance goals that relate to awards granted under the DENTSPLY International Inc. 2010 Equity Incentive Plan intended to qualify as “performance-based compensation” under Internal Revenue Code (“IRC”) Section 162(m). This Plan was originally approved by the Company’s stockholders at the 2010 Annual Meeting of Stockholders and as subsequently amended by the Board is referred to as the "2010 Plan". Stockholders are not being asked to approve any amendment to the 2010 Plan or any increase in the number of shares available to be granted under the 2010 Plan.

IRC Section 162(m) requires that once every five (5) years, the Company obtain stockholder approval of the material terms of the performance goals, including the metrics used or potentially used to measure performance under its equity incentive compensation plans in order to retain deductibility of certain performance-based compensation expenses for tax purposes. If stockholders approve this proposal, the Company will continue to use or potentially use one or more of the performance criteria described below to measure performance under the 2010 Plan.

The 2010 Plan permits grants of incentive awards in the form of stock options, stock appreciation rights, restricted stock, and restricted stock units. As discussed in the Compensation Discussion and Analysis section, the Company currently awards stock options, restricted stock units and performance restricted stock units.

The 2010 Plan was adopted for the purpose of promoting the growth and development of the Company by providing incentives to officers and other key employees of the Company and its subsidiaries, and consultants and advisers to the Company, facilitating the efforts of the Company and its subsidiaries to obtain and retain employees and advisers of outstanding ability and providing an incentive to members of the Board who are not employees of the Company (“Outside Directors”) to serve on the Board and devote themselves to the future success of the Company. As of the date hereof, the Company had approximately 11,600 employees, seven (7) executive officers (of whom one (1) is also a Director), and ten (10) Outside Directors.

Section 162(m) Re-approval of Material Terms of Performance Goals
The material terms of the performance goals under the 2010 Plan consist of (1) the class of employees eligible to receive awards under the 2010 Plan, (2) the types of performance criteria on which payouts or vesting for performance awards are based, and (3) the maximum amounts of cash or shares that can be provided during a specified period to any employee for awards under the 2010 Plan.

Eligibility and Participation. The 2010 Plan is administered by the Company’s Board, the HR Committee of the Board or the Governance Committee (with respect to awards to Outside Directors). All Directors, officers, other key employees, consultants and advisers of the Company are eligible to receive awards under the 2010 Plan. From among these eligible individuals, the Board, HR Committee or, in the case of Outside Directors, the Governance Committee, shall select individuals who will receive awards under the 2010 Plan.

Performance Criteria. Under the 2010 Plan, the HR Committee may grant restricted stock and restricted stock units based upon the attainment of performance goals intended to satisfy the qualified performance-based compensation exception from the tax deductibility limitations of IRC Section 162(m). The performance criteria consist of one or more or any combination of the following measures: net sales (with or without precious metal content); sales growth; operating income; earnings before or after tax; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; gross or net margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); ratio of debt to debt plus equity; credit quality or debt ratings; capital expenditures; expenses or expense levels; ratio of operating earnings to revenues or any other operating ratios; the extent to which business goals are met; the accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions; price of the Company’s Common Stock; market share criteria; management of costs; return on assets, net assets, invested capital, equity, or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; regulatory compliance; total return to stockholders (“Performance Criteria”). The Performance Criteria may be applied to the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index selected by the HR Committee, provided that, the Performance Criteria shall be calculated consistently with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the HR Committee in connection with the granting of an Award which is consistently applied with respect to that Award.

Performance Criteria are defined by the HR Committee at the beginning of the period and may exclude or otherwise be adjusted for (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) effects of changes in tax and/or accounting regulations, laws or principles and the interpretation thereof, or (iv) the effects of mergers, acquisitions and/or dispositions.

Award Limits. Notwithstanding the foregoing, and subject to adjustment as detailed in the 2010 Plan (and summarized below), (i) Options with respect to no more than one million (1,000,000) shares of Common Stock may be granted as incentive stock options within the meaning of IRC Section 422 under the 2010 Plan, (ii) no more than two million five hundred thousand (2,500,000) shares may be awarded as Restricted Stock or Restricted Stock Units under the 2010 Plan, and (iii) in any calendar year no Key Employee shall be granted Options or Stock Appreciation Rights with respect to more than five hundred thousand (500,000) shares of Common Stock, or Restricted Stock and Restricted Stock Units in excess of 150,000 shares of Common Stock. Any shares of Common Stock reserved for issuance upon exercise of Options or Stock Appreciation Rights which expire, terminate or are cancelled, and any shares of Common Stock subject to any grant of Restricted Stock or Restricted Stock Units which are forfeited, will once again be available for issuance pursuant to the grant of Awards under the 2010 Plan. Options which are exercised shall not replenish the Common Stock available for future grants.

Adjustments.  The number of shares of Common Stock subject to the 2010 Plan, the exercise price of Options and the number of shares available for Awards granted under the 2010 Plan will be appropriately adjusted to reflect any stock dividend, stock split or combination of shares. In the event of any merger, consolidation or reorganization of the Company, there will be substituted on an equitable basis for each share of Common Stock then subject to the 2010 Plan and for each share of Common Stock then subject to an Award granted under the 2010 Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of the Company are entitled pursuant to such transaction.

New Plan Benefits. The amount of awards that may be granted under the 2010 Plan in the future are not determinable, as the HR Committee or its designee will make these determinations in its discretion in accordance with the terms of the 2010 Plan. For more details on the awards granted in 2014 to our named executive officers, please see the table on page 39 titled, “2014 Grants of Plan-Based Awards.”

The complete text of the 2010 Plan is attached to the Proxy Statement as Appendix A.

Vote Required

The proposal to re-approve the material terms of the performance goals under the 2010 Plan will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to re-approve the 2010 Plan, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

The Board unanimously recommends a vote FOR the proposal
to re-approve the material terms of the performance goals
under the 2010 Equity Incentive Plan.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The HR Committee is comprised of three directors, all of whom are independent under NASDAQ Rule 5605, and operates under a written charter. The following report describes the components of the Company’s executive officer compensation programs and the basis on which compensation determinations are made with respect to the executive officers of the Company. The HR Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. Based on such review and discussions, the HR Committee has recommended to the Board that the CD&A be included in this proxy statement and is incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2014.

HUMAN RESOURCES COMMITTEE

Michael J. Coleman	Michael C. Alfano	Eric K. Brandt

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

General Background

This section discusses the principles underlying our policies and provides information and analysis of decisions we made concerning the compensation of the Company’s executive officers for 2014. This information describes the process and considerations on which compensation is earned and awarded to our executive officers and provides perspective on the tables and narrative that follow, with the focus on the compensation of our Named Executive Officers (“NEOs”) in 2014.

This CD&A is organized under the following sections:

I.	Executive Summary
General Background
2014 Named Executive Officers
Roles in Executive Compensation
Compensation Philosophy and Objectives
Pay for Performance Review
Fiscal 2013 Performance
Relationship between Company Performance and CEO Compensation
Say on Pay Vote in 2014

II.	Determination of Executive Compensation
Review of Pay Relative to Peer Groups
Determination of Annual Base Salaries
Determination of Annual Incentive Awards
Determination of Equity Incentive Compensation

III.	Post-Termination Arrangements
Termination of Employment
Termination following Change-in-Control

IV.	Retirement and Other Benefits

V.	Executive Stock Ownership Guidelines

VI.	Tax Deductibility of Executive Compensation

VII.	Hedging and Pledging of Company Stock

2014 Named Executive Officers

The Company’s NEOs in 2014 are the following:

Bret W. Wise, Chairman of the Board and Chief Executive Officer
Christopher T. Clark, President and Chief Financial Officer
James G. Mosch, Executive Vice President and Chief Operating Officer
Robert J. Size, Senior Vice President
Albert J. Sterkenburg, Senior Vice President

Roles in Executive Compensation

The HR Committee is assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department. In addition, with respect to the compensation established for the NEOs in 2014, the Committee engaged an independent compensation consultant, Exequity LLP (“Exequity”), to advise on matters related to the compensation of the Chief Executive Officer (“CEO”) and other executives. The Committee also considers recommendations from the CEO regarding compensation for other executive officers.

Compensation Philosophy and Objectives

The Committee’s compensation philosophy is to provide a compensation package that is designed to satisfy the following principal objectives:

•
to align the interests of management and employees with corporate performance and stockholder interests. This is accomplished by rewarding performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price;

•
to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations;

•
to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices and performance-based; and

•	to balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking.

In furtherance of the philosophy and objectives discussed above, the compensation program for executive officers in 2014 consisted of the components outlined in the chart below:

COMPENSATION COMPONENTS
Component	Description	Purpose/Benefits
Base Annual Salary	Short-term compensation Fixed cash component	Attract and retain quality management Competitive with the market Recognize executive's level of responsibility and experience in position
Annual Incentive Plan	Short-term compensation Cash award based on accomplishment of annual objectives related to internal sales growth, adjusted net income and strategic objectives	Motivate and reward performance relative to annual objectives Competitive with market to attract and retain executive management Based on performance of the Company to align with stockholder interest
Equity Incentive Compensation
Long-term compensation

Equity incentive awards consisting of stock options and restricted stock units, some of which vest with the passage of time and some of which vest with the passage of time in combination with specific performance objectives
Reward for sustaining long-term performance Align directly with stockholder interest Enhancement of long-term shareholder value Retention
Retirement Benefits; Deferred Compensation Benefits; and Benefits Payable Upon a Change-in-Control Event	Basic economic and retirement benefits	Market competitive Attract and retain quality management Provide basic short and long-term security Support focus on Company's activities and interest during Change-in-Control event

The Committee believes that compensation paid to the Company’s executive officers should be competitive with the market, be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balances a level of fixed compensation with incentive compensation that varies with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives are intended to provide basic economic security at a level that is competitive with the market for executive management for companies of similar size and scope. The annual incentive compensation programs rewards performance measured against goals and standards established by the Committee, and the long-term incentive compensation is designed to encourage executives to increase stockholder value by focusing on growth in revenue and earnings, generation of cash flow and efficient deployment of capital.

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the stockholders; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in connection with a change-in-control of the Company, special severance protection to help ensure executive retention during the change-in-control process and to ensure executive focus on serving the Company and stockholder interests without the distraction of possible job and income loss.

The expected value of equity grants is determined by the Committee or Board, as applicable, at its first meeting of the year. When granted, stock options are granted with an exercise price equal to the closing price on the day of the grant, and with restricted stock units ("RSUs") the recipient is granted a right to a specified number of shares. The grant date in 2014 for equity grants was the third trading day after the Company filed its Annual Report on Form 10-K for the year ended December 31, 2013, and the number of shares subject to such grants was determined at that time based on the previously established expected values, and the closing stock price or option value on such grant date.

Pay for Performance Review

Pay for performance is an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The Annual and Equity Incentive components are tied directly to the performance of the Company and shareholder value. The Company designs its compensation programs such that there is a correlation between level of position and degree of risk of obtaining target compensation. Based on this principle, a higher percentage of the total compensation of the Company’s more senior executives with the highest levels of responsibility is variable and subject to performance. The table below shows the percentage of each NEO’s total compensation which is variable.

NEO	Short-Term Incentive Compensation as Percentage of Total 2014 Compensation	Long-Term Incentive Compensation as Percentage of Total 2014 Compensation	Total Incentive Compensation as Percentage of Total 2014 Compensation
Bret W. Wise Chairman of the Board and Chief Executive Officer	18.2%	62.8%	81.0%
Christopher T. Clark President and Chief Financial Officer	17.4%	57.6%	75.0%
James G. Mosch Executive Vice President and Chief Operating Officer	16.8%	56.1%	72.9%
Robert J. Size Senior Vice President	20.2%	45.0%	65.2%
Albert J. Sterkenburg Senior Vice President	27.9%	32.6%	60.5%

Fiscal 2013 Performance

Information regarding the Company’s performance in 2013 was taken into consideration by the Committee when it established the 2014 base salaries for the NEOs. Once again, DENTSPLY set new records for sales, adjusted earnings, and operating cash flow in 2013. For the year ended December 31, 2013, sales were a record $2.951 billion, or $2.772 billion excluding precious metal content.

The following table reflects the Company’s growth in fiscal 2013 in sales and earnings relative to fiscal year 2012.

	2012 ($ in millions, except EPS)	2013 ($ in millions, except EPS)	Change (%)
Net Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,928.4	2.950.8	0.8
Net Sales (excluding precious metal content) . . . . . . .	2,714.7	2.771.7	2.1
Adjusted Diluted EPS . . . . . . . . . . . . . . . . . . . . . . . . .	2.22	2.35	5.9

In this table, the Company is providing GAAP information for Net Sales and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this CD&A, provides a better measure of performance for comparison purposes. Please see Appendix B to this Proxy for a reconciliation of non-GAAP information to GAAP information.

Relationship between Company Performance and CEO Compensation

As part of the review of the CEO’s compensation, the Committee reviews and approves goals and objectives for the Company which are relevant to the compensation of the Company’s CEO and evaluates the CEO’s performance with respect to those goals and objectives. The Board then determines the CEO’s total compensation level based on such evaluation and the other information described in this report. The Committee also reviews and approves compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Annual Incentive Plan) for the Company’s other NEOs (as well as such other employees of the Company as the Committee may determine from time to time to be necessary or desirable) and the grant of awards pursuant to the Company’s Equity Incentive Plan.

The following table illustrates the relationship between the Company’s performance, based on the performance metrics deemed most important and applied by the Committee, and CEO compensation.

	2012 Annual Incentive Target Achievement & Annual Incentive Comp			2013 Annual Incentive Target Achievement & Annual Incentive Comp			2014 Annual Incentive Target Achievement & Annual Incentive Comp
	At 100%	Achieved	Incentive Comp Earned	At 100%	Achieved	Incentive Comp Paid	At 100%	Achieved	Incentive Comp Paid
Bret W. Wise Chairman & CEO . . . . . .	$910,000	105%	$955,500	$1,034,000	82.6%	$854,300	$1,128,000	97.7%	$1,102,500

Say on Pay Vote in 2014

In 2014 at the Annual Stockholders’ meeting, stockholders of the Company had the opportunity to vote, on an advisory basis, on the Company’s executive compensation. Ninety-eight percent (98%) of the stockholders who voted on the matter approved, on an advisory basis, the Company’s executive compensation. The Committee views this as support of the Committee’s approach to the determination and setting of the compensation of the Company’s executives.

II. Determination of Executive Compensation

The Company’s intention in developing total annual compensation for executives is to be externally competitive and meet the Company’s compensation objectives. Salary ranges, annual bonus plan targets and equity compensation targets are developed using a “total compensation” perspective which considers all components of compensation.

Review of Pay Relative to Peer Groups

In establishing the Company’s executive compensation, compensation programs and awards for 2014, the Committee reviewed and considered market data and a report from Exequity on the Company’s overall executive compensation program. For purposes of market comparison, the Committee considered the levels of current compensation at companies of similar size as the Company, using a broad compensation survey provided by Towers Watson, and the proxies of a smaller group of companies (collectively the “Peer Group”). With respect to the Towers Watson survey, the Committee tried to identify companies of similar size and complexity to be included. The primary Towers Watson database used in 2013 was comprised of forty-five comparator companies (“Primary Survey Peer Group”). The Primary Survey Peer Group is identified in Appendix C to this proxy statement. Where insufficient data was available from the Primary Survey Peer Group to make adequate comparisons to certain positions in the Company’s executive team, the Committee considered a secondary Towers Watson group comprised of an additional two hundred and thirty-six comparator companies with revenues of $1 billion to $5 billion. To complement the Towers Watson survey data, the Committee, with assistance from Exequity, identified a peer group comprised of sixteen organizations intended to be more closely aligned with the size and nature of operations of the Company’s business, for which a more detailed compensation review was done based on those organizations' 2013 proxies (“Proxy Peer Group”). This Proxy Peer Group is identified below:

Proxy Peer Group

Becton, Dickinson and Co.	Patterson Companies Inc.	The Cooper Companies, Inc.
CareFusion Corp.	PerkinElmer Inc.	Varian Medical Systems Inc.
C.R. Bard Inc.	ResMed Inc.	Waters Corp.
Edwards Lifesciences Corp.	STERIS Corp.	Zimmer Holdings Inc.
Henry Schein Inc.	St. Jude Medical
Mettler-Toledo International Inc.	Teleflex Inc.

Data from the Peer Groups are considered by the Committee and compared with the compensation of the Company’s executive officers in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value. Exequity also provided a report to the Committee that analyzed the Peer Group data and provided commentary with respect to the Company’s overall executive compensation program, including executive compensation base pay, the annual and long-term incentive program design, common share usage and burn rates from the Company’s equity incentive programs.

The analysis by Exequity reflected that in general, the targeted total direct compensation (base salary, annual incentive and annualized expected value of long-term incentives) of the Company’s executive officers is typically around the 50th percentile of the market, as reflected in the Peer Group data. This, of course, is affected by the performance and experience of each executive officer and the performance of the Company relative to the performance targets established in the annual incentive plan and can be higher or lower than the expected percentile depending on performance.

The Committee does not consider the overall wealth accumulation of executives in establishing the current level of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth.

The Committee also annually reviews the specific components and a comprehensive aggregation of the entire executive compensation pay and programs.

Determination of Annual Base Salaries

In establishing base salaries of the Company’s executives, the Committee strives to reflect the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. The primary purpose of the Company’s base salaries is to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments are generally made annually and have in the past been awarded based on individual performance, level of responsibilities, competitive data from the Peer Group reviews, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to a range around the 50th percentile of the base pay paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance and experience level.

The starting point for the Committee in establishing base salaries and annual incentive awards is to review the total annual cash compensation of the executive officers with the total annual cash compensation for comparable positions in the Peer Groups. In determining the total annual cash compensation of the executive officer, the Committee establishes a comparative base salary and what the annual incentive awards for the executive officers would be at the 100% target achievement level (as described in the Annual Incentive section of this report), relative to comparable positions reflected in the Peer Groups. Once the Committee establishes the appropriate range for base salaries, the Committee adjusts the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and the desire to minimize the risk of losing the services of the executive to another company. Total direct compensation in relation to other executives, as well as prior year individual performance and performance of the business lines for which the executive is responsible, are also taken into consideration in determining any adjustment.

The base salaries of the executive officers were reviewed in December 2013 in connection with this review of total compensation. Based on its overall review, at its meeting in December 2013, the Committee and the Independent members of the Board, with respect to the CEO, approved base salaries for the NEOs for 2014 as follows:

Bret W. Wise, Chairman of the Board and Chief Executive Officer - $940,000
Christopher T. Clark, President and Chief Financial Officer - $618,000
James G. Mosch, Executive Vice President and Chief Operating Officer- $551,100
Robert J. Size, Senior Vice President - $442,800
Albert J. Sterkenburg, Senior Vice President - €328,500

Determination of Annual Incentive Awards

As discussed above in the section on Compensation Philosophy and Objectives, the Committee believes it is important to have a portion of the executive’s total annual cash compensation tied to the annual performance of the Company and its businesses. It is intended that this component of the total compensation of executives be competitive with the market, but also reward executives for good performance and reduce the targeted compensation opportunity for performance that fails to meet the objectives established by the Committee. The Committee believes this helps to align the compensation and objectives of the executives with the Company and its stockholders. Target annual incentive awards are determined as a percentage of each executive’s base salary. The Committee, and the independent members of the Board for the CEO, determines the general performance measures and other terms and conditions of awards for executives covered under the Company’s annual incentive program, and the weight attributable to each performance goal for the NEOs. For executives below the level of the NEOs, the CEO and other executives establish the performance objectives and weighting based on direction provided in the Annual Incentive Plan.

The Committee annually reviews and establishes targets for annual bonus payouts to be applicable for the performance year. These targets are generally established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In establishing the target payouts, the Committee evaluated the compensation levels in the Peer Groups. The Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual bonuses that, in combination with base salary, would be competitive in the 50th percentile range with the total annual compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Committee, the executives are rewarded with higher annual bonuses and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level. The general principle in setting targets and measuring performance is that management is responsible and accountable for the financial results of the Company. The annual incentive plan, which is largely based on the financial performance of the Company, provides that the Committee may adjust positively or negatively the net income component of the financial results, based on U.S. GAAP consistently applied, to address the impact of significant or non-recurring unbudgeted income or expenses, that were not considered in the targets set for the year, are not reflective of current operations, or benefit future periods.

As noted earlier, the Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives; as a result, their total annual compensation will be more significantly correlated, both upward and downward, to the Company’s performance. The variability of the cash compensation of the Company’s executives is closely linked to annual financial results of the Company, delivering lower-than-market total cash compensation when financial performance is below targets set by the Committee and higher total cash compensation when the results are above such targets. Consistent with this principle, for 2014, the bonus targets for the NEOs ranged from 65% to 120% of base salary depending on the executive’s position, as set forth below.

Name	Target as Percent of Salary
Bret W. Wise, Chairman of the Board and Chief Executive Officer	120%
Christopher T. Clark, President and Chief Financial Officer	85%
James G. Mosch, Executive Vice President and Chief Operating Officer	75%
Robert J. Size, Senior Vice President	70%
Albert J. Sterkenburg, Senior Vice President	65%

As noted above, the actual annual incentive awards are based on an executive’s performance against objectives established by the Committee. Awards may range from no award being earned to 200% of target, although attainment at the maximum award level would be extremely difficult and is not expected. Awards, for the positions of the NEOs over the last three years have ranged from 82.6% to 143.4% of target.

The performance measures established by the Committee for the NEOs at the beginning of 2014, based on the annual budget approved by the Board, were allocated 85% to financial and 15% to strategic objectives. The financial targets for the NEOs were based on the Company’s adjusted net income, internal sales growth, and net working capital performance. In the case of operating executives who have responsibility for certain businesses, in addition to the targets for the Company’s adjusted net income, internal sales growth and net working capital, a portion of their annual target is comprised of the operating income, internal sales growth and net working capital of those businesses. The targets for adjusted net income are set at levels so that minimal levels of achievement must be met in order for any incentive award to be paid. The Committee establishes objectives for adjusted net income, internal sales growth and net working capital which it believes are challenging but fair and consistent with the executive compensation objectives described above. If the objectives are met, it is believed that the Company’s performance should lead to greater stockholder returns.

The financial targets for 2014 for the NEOs, other than Mr. Sterkenburg, who had direct operating business responsibility, were internal sales growth of 2.7%, with a target zone of 2.2% to 3.2%, and corporate adjusted net income of $306.1 million, net of specific items. The Company’s target for internal growth of 2.7% was above what the Committee believed was the expected growth for the global dental consumables market in 2014. Fifty percent of Mr. Sterkenburg’s objectives were based on the same objectives as the other NEOs, and the remaining amount of Mr. Sterkenburg’s target incentives were based on the internal sales growth and income from operations of the businesses for which he had responsibility. The components of Mr. Sterkenburg’s annual incentive compensation related to operating activities is not material and the Company believes it would be competitively harmful to disclose the operating business objectives as that would enable competitors to identify what the financial targets and business strategies are for certain specific operating businesses. The targets for the operating segments are set based on the projected budgets for the operating businesses and are meant to be challenging and which, if met, would result in the operating business meeting its strategic objectives and/or outperforming its competition in the market.

The two strategic objectives which comprised 15% of the NEOs’ target relate to the accomplishment of important strategic activities of the Company. These objectives consisted of two separate areas and relate to organizational development, strategic objectives and improvements in certain businesses considered important by the Committee and the Board. The first was to provide a strategic plan towards achieving the Company’s operating margin target including progress against certain elements of the plan. The second objective was to identify a path towards strategic maximization and investment for one defined strategic business unit.

Annual cash incentive awards are determined by multiplying the results for each performance objective (i.e., the percentage of that target award payable based on performance) by the target award opportunity for each NEO as described above, and then multiplied by the base salary as of December 31, 2014, the end of the performance period. At its February 2015 meeting, the Committee reviewed the performance of the Company and its executives with respect to the annual objectives to determine whether the NEOs had met or exceeded the 2014 performance goals. As described above, the target adjusted net income used for annual incentive objective purposes is corporate net income, net of specific items consistent with the Annual Incentive Plan. The primary items that were excluded from reported net income for 2014 under this approach were amortization of purchased intangible assets, unbudgeted acquisition, divestitures and restructuring-related items, fair market adjustments to certain derivative contracts, and fair value adjustments on the Company’s investment in DIO Corporation. The Committee reviewed the performance of the Company relative to the strategic objectives and concluded that management had exceeded the targets on these objectives in the aggregate and awarded 17.5 percent compared to a target of 15 percent. Based on this review, the NEOs were paid bonuses at the percent of target as set forth below:

Bret W. Wise, Chairman of the Board and Chief Executive Officer - 97.7%
Christopher T. Clark, President and Chief Financial Officer - 97.7%
James G. Mosch, Executive Vice President and Chief Operating Officer - 97.7%
Robert J. Size, Senior Vice President - 97.7%
Albert J. Sterkenburg, Senior Vice President - 143.4%

Determination of Equity Incentive Compensation

The third principal component in total compensation for the Company’s executives in 2014 was the award of equity incentives under the Company’s Equity Incentive Plan, consisting of stock options, time-based restricted stock units ("RSUs"), and performance-based restricted stock units ("PRSUs").

The Committee believes that equity incentive compensation serves an essential purpose in attracting and retaining senior executives and providing them long-term incentives to maximize shareholder value. We also believe that long-term incentive awards align the interests of the executive officers with those of our stockholders. Long-term incentive awards for executive officers generally are made annually, as part of the “total remuneration” approach to executive compensation, under the stockholder-approved DENTSPLY Equity Incentive Plan. The long-term incentive program is designed to reward long-term performance and was comprised of three components in 2014:

•	Stock option awards designed to reward stock price growth;

•	Time-based RSU awards (except as noted below for certain NEOs who have performance requirements); and

•	PRSU awards based on accomplishment of a specific one year performance objective.

A stock option becomes valuable only if the Company’s stock price increases above the option exercise price and the holder of the option remains employed for the period required for the option to vest, and thus, is a significant performance-based compensation component. This provides an incentive for an option holder to remain employed by the Company and to enhance shareholder value. The Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company and is most closely aligned with the interest of stockholders.

As described in the Executive Summary section of this CD&A, the Company granted 2014 stock option awards three days after the Company filed its Annual Report on Form 10-K for the prior fiscal year. Stock options are granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. Stock option grants vest and become exercisable over three years - one-third on each of the first three anniversaries following grant - and are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination of employment or retirement. Under the terms of the Company’s Equity Incentive Plan, RSUs/ PRSUs and unvested stock options are forfeited if the executive voluntarily leaves prior to vesting for stock options, full vesting of RSUs/PRSUs or a qualified retirement. Individuals have 90 days upon termination to exercise any vested stock options; after the 90 days, the stock options are forfeited.

The Committee believes that the use of RSUs and PRSUs as part of the Company’s equity compensation program is consistent with current market practices, provides a greater opportunity for executives to build share ownership in the Company, provides an incentive for executives to remain with the Company and provides an equity vehicle that allows DENTSPLY to attract, motivate and retain the employee talent considered critical for achieving the Company’s goals. Currently, RSUs cliff vest after three (3) years (and, for certain executive officers including the CEO, on the accomplishment of certain performance requirements), and PRSUs cliff vest after three (3) years, provided that a performance objective is met. With respect to the PRSUs awarded to the NEOs in 2014, the Committee established a performance requirement based on one year adjusted earnings per share growth. The 2015 PRSU grant is subject to a three (3) year performance objective with a target of attaining a 20% operating margin in 2017 and includes performance measures each year with year-over-year improvement. For Messrs. Wise, Clark and Mosch, in addition to time-based vesting, the RSUs included a performance requirement regarding the aggregate net income of the Company over the three year vesting period.

Guidelines for the size and type of awards are developed based upon, among other factors, the Committee’s review of the Peer Group data, input from Exequity, shares available for grant under the Equity Incentive Plan, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total direct compensation, as compared to the Peer Groups. Equity awards comprise a larger portion of the senior executives’ compensation to more closely align the compensation and interests of the senior executives with that of stockholders. The Committee also takes into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plan.

Equity grants made to the CEO in February 2014 were allocated such that 30% of the annualized expected value of total equity incentive compensation granted in 2014 would consist of stock options, while 20% would consist of

RSUs and 50% would consist of PRSUs (at maximum performance attainment). For NEOs other than the CEO, the portion of equity compensation in 2014 that consists of PRSUs was increased, and the portion that consists of RSUs accordingly decreased. For Mr. Clark and Mr. Mosch, equity grants made in February 2014 were allocated such that 30% of the annualized expected value of total equity incentives granted in 2014 would consist of stock options, while 35% would consist of RSUs and 35% would consist of PRSUs (at maximum performance attainment). For Mr. Size and Mr. Sterkenburg , equity grants made in February 2014 were allocated such that 30% of the annualized expected value of total equity incentives granted in 2014 would consist of stock options, while 40% would consist of RSUs and 30% would consist of PRSUs (at maximum performance attainment).In 2015, the portion of equity compensation that consists of PRSUs continued to increase, and the portion that consists of RSUs accordingly was decreased further for the NEOs other than the CEO. The split between stock options, RSUs and PRSUs was based both on comparisons to the market and the overall risk/reward tradeoff. As the Peer Group data varies somewhat by position, the Committee generally targets the equity incentive compensation at or near the median of the Peer Groups at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target. Typically the maximum incentive opportunity (assuming performance exceeds target and meets the maximum targets in the plan) is in the range of the 50th to 65th percentile of the Peer Groups.

The PRSUs, or the applicable portion thereof, will vest after three years based on the performance of the Company relative to the applicable performance requirement. The Committee determined that none of the PRSUs would be earned unless adjusted (non-GAAP) earnings per share growth (“adjusted EPS growth”) was at least 3% in 2014. The actual number of PRSUs earned was based on the adjusted EPS growth achieved from a threshold of at least 3% adjusted EPS growth (earning 33% of the PRSUs) to the maximum of 13% or greater adjusted EPS growth (earning 100% of the PRSUs). The company reported adjusted (non-GAAP) earnings per share growth of 6.3% in 2014, which resulted in an attainment under the 2014 PRSU grant of 51.8%. Accordingly, 51.8% of the 2014 grant will be subject to the full three year vesting requirement, and the remainder, or 48.2% of the PRSUs granted, were not earned, will not vest under the plan, and have been canceled. Please see page 32 in the Company’s Form 10-K for 2014 for a reconciliation of the non-GAAP EPS information to GAAP EPS information.

The 2015 PRSU grant is subject to a three (3) year performance objective with a target of attaining a 20% operating margin in 2017 and includes performance measures each year with year-over-year improvement in each annual period.

While equity awards under the Equity Incentive Plan generally involve no immediate cash cost, the Company does recognize expense for such awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), “Compensation - Stock Compensation” (Topic 718), (“ASC Topic 718”).

III. Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements with all of the NEOs. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro-rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company other than in a change of control of the Company (as defined in the agreements) without cause, or by the employee with good reason, the Company will be obligated to pay or provide to the employee, over a period of two years subsequent to termination of employment, (i) all compensation at the base salary rate immediately preceding the termination, and (ii) the payments and benefits that the employee would have received under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before their termination.

The NEOs are eligible for an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. The Company shall pay the Employee an additional gross-up payment such that the net amount retained by the NEO after deduction of any excise tax imposed under section 4999 of the Code and any taxes imposed upon the gross-up payment, shall be equal to the payment. The Committee has determined that this additional gross-up will not be included in any future executive employment agreements.

The amounts that each NEO would receive in the event of a termination described above is set forth in the Potential Payment Upon Termination or Change-in-Control tables set forth below.

Termination following Change-in-Control

The Committee believes executive officers, including all the NEOs, who are terminated or elect to resign for “good reason” (as defined in the employment agreements) in connection with a change-in-control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the Company and stockholder interests during a change-in-control transaction or activity without the distraction of possible job and income loss.

The Company’s change-in-control benefits are consistent with the practices of companies with whom DENTSPLY competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change-in-control of DENTSPLY, in accordance with the Company’s Equity Incentive Plan all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives, that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable. In the event that a termination of employment is made by the Company without cause or by the employee with good reason within a period of two (2) years after a change-in-control of the Company, the Company is required to pay to the NEOs, subject to the requirements of Section 409A(a)(2)(B) of the Internal Revenue Code, the benefits described in the paragraph above and the Potential Payment Upon Termination or Change-in-Control tables below.

IV. Retirement and Other Benefits

The Company also maintains standard benefits that are consistent with those offered by other major corporations and are generally available to all of the Company’s full time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

DENTSPLY offers retirement benefits to its U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan and a discretionary company-funded Employee Stock Ownership Plan (“ESOP”). The Committee allows for the participation of the executive officers in these plans, and the terms governing the retirement benefits under these plans for the executive officers are the same as those available for other eligible employees in the U.S. Similarly situated employees, including DENTSPLY’s executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed, and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan. The ESOP is a defined contribution plan designed to allow employees, including executive officers, to accumulate retirement accounts through ownership of Company stock, and to allow DENTSPLY to make contributions or allocations to those funds.

DENTSPLY’s healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs. DENTSPLY shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to all other U.S.-based DENTSPLY employees.

The Company maintains a very limited number of benefit programs that are only available to the NEOs and other senior employees qualifying for eligibility based on salary grade level. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the DENTSPLY Supplemental Savings Plan (“DSSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Board concluded were not receiving competitive retirement benefits. The Committee annually approves participants in the SERP. Contributions equal to 11.7% of total annual compensation (base salary and any annual incentive awards), reduced by Company contributions to the ESOP and 401(k) plans, are allocated to the participant’s accounts. No actual benefits are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The DSSP is a deferred compensation plan that allows management employees of the Company to defer a portion of their base salary and annual incentive bonus, for payment at a future time, as elected by the participant. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the DSSP. The Plan is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that Executive Officers may not defer base salary into Company stock because of implications under Section 16 of the Securities Exchange Act), which are tracked by the Administrator.

V. Executive Stock Ownership Guidelines

Because the Committee believes in further linking the interests of management and the stockholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that DENTSPLY’s executive management should accumulate and hold within six (6) years of the date of appointment to the executive position. “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement Plans, including SERP and DSSP, and equity awards pursuant to the equity incentive program, other than stock options. Under the current guideline established by the Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Chief Executive Officer	5X
President and Chief Financial Officer	3X
Executive Vice President and Chief Operating Officer	3X
Senior Vice Presidents	2X
Vice Presidents	1X

All NEOs in their current positions were in compliance with the Stock Ownership Guidelines as of the end of 2014.

VI. Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the NEOs. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock option incentive awards generally are performance-based compensation meeting those requirements, and, as such, are believed to be fully deductible. The Committee generally seeks ways to limit the impact of Section 162(m); however, the Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Committee has established a performance goal for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer for the vesting of their RSUs granted in 2014, regarding the aggregate net income of the Company over the three year vesting period, consistent with the performance-based requirements established by 162(m).

VII. Hedging and Pledging of Company Stock

Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities are prohibited under the Company’s insider trading policy. No director, officer or other designated insider is permitted to trade in options, warrants, puts and calls or similar instruments on Company securities. In addition, directors, officers, and other designated insiders are prohibited from holding Company securities in margin accounts or pledging Company securities.

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table sets forth the compensation earned by the Named Executive Officers for the fiscal year ended December 31, 2014. The Named Executive Officers are the Company’s CEO or Principal Executive Officer, CFO or Principal Financial Officer, and three other most highly compensated executive officers.

Summary Compensation Table
For Fiscal Year End December 31, 2014

Name and Principal Position (1)	Fiscal Year	Salary ($)	Stock Awards (7) ($)	Option Awards (8) ($)	Non-Equity Incentive Plan Compensation (9) ($)	All Other Compensation (10) ($)	Total ($)
Bret W. Wise	2014	940,000	2,280,040	1,519,996	1,102,500	209,933	6,052,469
Chairman of the Board and	2013	940,000	2,160,023	1,440,203	854,300	221,760	5,616,286
Chief Executive Officer (2)	2012	910,000	1,532,806	1,524,781	955,500	211,922	5,135,009
Christopher T. Clark	2014	618,000	1,081,828	618,527	513,400	118,692	2,950,447
President and	2013	600,000	1,099,992	549,980	396,600	124,937	2,771,509
Chief Financial Officer (3)	2012	557,200	851,893	678,079	468,000	118,264	2,673,436
James G. Mosch	2014	551,100	859,075	490,685	404,000	100,664	2,405,524
Executive Vice President and	2013	535,000	866,681	433,459	309,400	103,452	2,247,992
Chief Operating Officer (4)	2012	483,500	525,024	417,969	349,400	94,419	1,870,312
Robert J. Size	2014	442,800	436,800	237,823	303,000	78,319	1,498,742
Senior Vice President (5)	2013	402,500	383,349	192,027	226,900	74,599	1,279,375
	2012	376,200	288,904	229,614	235,200	73,160	1,203,078
Albert J. Sterkenburg	2014	435,273	307,334	167,322	405,857	139,611	1,455,397
Senior Vice President (6)	2013	423,917	316,665	158,469	229,572	149,716	1,278,339
	2012	399,710	272,245	216,160	285,452	119,484	1,293,051

(1)	Principal positions are the positions held during 2014.

(2)	Mr. Wise was appointed Chairman of the Board and Chief Executive Officer effective January 1, 2007.

(3)	Mr. Clark was appointed President and Chief Operating Officer effective January 1, 2009 and President and Chief Financial Officer effective April 8, 2013.

(4)	Mr. Mosch was appointed Executive Vice President effective January 1, 2009 and was additionally made Chief Operating Officer effective April 8, 2013.

(5)	Mr. Size was appointed Senior Vice President effective January 1, 2007. Mr. Size was not an NEO in 2012.

(6)
Mr. Sterkenburg was appointed Senior Vice President effective January 1, 2009. Mr. Sterkenburg is located in Germany and is paid in Euros. His salary, non-equity incentive plan compensation and all other compensation amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year.

(7)
Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year. The number of shares that could be granted upon the conversion of PRSUs upon lapse of restrictions thereon ranges from zero to a maximum of two times the target amount.

(8)
Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are similar to those included in Note 13, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.

(9)
Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2014, 2013, and 2012 that were paid in cash or deferred under the DSSP in 2015, 2014 and 2013 respectively. Messrs. Clark, Mosch and Size deferred under the DSSP in 2014.

(10)	Amounts shown are described in the All Other Compensation table that follows.

Refer to the CD&A section for a complete description of the components of compensation, along with a description of the material terms and conditions of each component.

For the Named Executive Officers, salary compensation as a percentage of total compensation is as follows: Mr. Wise — 15.5%, Mr. Clark — 20.9%, Mr. Mosch — 22.9%, Mr. Size —29.5% and Mr. Sterkenburg — 29.9%

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to Named Executive Officers in 2014:

2014 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards: Number of Stock Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (4) ($/Share)	Grant Date Fair Value of Stock and Option Awards (5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bret W. Wise
Incentive Compensation		—	1,128,000	2,256,000
RSUs	2/24/2014					22,464	22,464				1,013,351
PRSUs	2/24/2014				18,532	28,080	56,159				1,266,689
Options	2/24/2014								161,700	45.1100	1,519,996

Christopher T. Clark
Incentive Compensation		—	525,300	1,050,600
RSUs	2/24/2014					15,988	15,988				721,219
PRSUs	2/24/2014				5,276	7,994	15,988				360,609
Options	2/24/2014								65,800	45.1100	618,527

James G. Mosch
Incentive Compensation		—	413,325	826,650
RSUs	2/24/2014					12,696	12,696				572,717
PRSUs	2/24/2014				4,190	6,348	12,696				286,358
Options	2/24/2014								52,200	45.1100	490,685

Robert J. Size
Incentive Compensation		—	309,960	619,920
RSUs	2/24/2014							7,042			317,665
PRSUs					1,743	2,641	5,281				119,136
Options									25,300	45.1100	237,823

Albert J. Sterkenburg
Incentive Compensation (6)		—	282,927	565,854
RSUs	2/24/2014							4,955			223,520
PRSUs	2/24/2014				1,226	1,858	3,716				83,814
Options	2/24/2014								17,800	45.1100	167,322

(1)
Amounts shown represent threshold, target and maximum amounts for the 2014 Annual Incentive Plan. The maximum award under the 2014 Annual Incentive Plan is base salary, multiplied by the target incentive compensation percentage, multiplied by 2. The minimum amount payable under the 2014 Annual Incentive Plan is zero. Payments or deferrals made under the Annual Incentive Plan for 2014 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table. Refer to the CD&A for a description of the performance measures and criteria for payment of Non-equity Incentive Plan Compensation.

(2)	RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.

(3)
The RSUs granted to Mr. Wise, Mr. Clark and Mr. Mosch are subject to a service condition and performance requirements. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming DENTSPLY achieves the minimum performance levels required for the payment of shares.

(4)	RSUs and PRSUs are granted with an exercise price equal to zero.

(5)
The grant date fair value of RSUs and PRSUs is the closing stock price on the date of grant. The grant date fair value of Options uses the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are similar to those included in Note 13, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.

(6)	Incentive compensation amounts for Mr. Sterkenburg were calculated by multiplying Mr. Sterkenburg’s Euro-denominated target and maximum payouts by the average rate of Euros to US dollar for 2014.

Outstanding Equity Awards at Year End

The following table provides information on the stock option awards and stock awards outstanding as of December 31, 2014 for the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Bret W. Wise	146,900	—	146,900	45.15	12/10/2017	—	—	—	—
	223,650	—	223,650	25.91	12/8/2018	—	—	—	—
	229,900	—	229,900	33.86	12/8/2019	—	—	—	—
	189,200	—	189,200	36.62	2/11/2021	—	—	—	—
	113,333	56,667	170,000	38.74	2/21/2022	—	—	—	—
	51,500	103,000	154,500	40.86	2/25/2023	—	—	—	—
	—	161,700	161,700	45.11	2/24/2024	—	—	—	—
						42,819	2,280,968	93,822	4,997,898
	954,483	321,367	1,275,850			42,819	2,280,968	93,822	4,997,898

Christopher T. Clark	71,100	—	71,100	31.36	12/12/2016	—	—	—	—
	59,300	—	59,300	45.15	12/10/2017	—	—	—	—
	111,800	—	111,800	25.91	12/8/2018	—	—	—	—
	89,700	—	89,700	33.86	12/8/2019	—	—	—	—
	94,700	—	94,700	36.62	2/11/2021	—	—	—	—
	50,400	25,200	75,600	38.74	2/21/2022	—	—	—	—
	19,666	39,334	59,000	40.86	2/25/2023	—	—	—	—
	—	65,800	65,800	45.11	2/24/2024	—	—	—	—
						7,856	418,489	64,008	3,409,706
	496,666	130,334	627,000			7,856	418,489	64,008	3,409,706

James G. Mosch	32,900	—	32,900	31.36	12/12/2016	—	—	—	—
	30,500	—	30,500	45.15	12/10/2017	—	—	—	—
	46,300	—	46,300	25.91	12/8/2018	—	—	—	—
	50,600	—	50,600	33.86	12/8/2019	—	—	—	—
	52,100	—	52,100	36.62	2/11/2021	—	—	—	—
	31,066	15,534	46,600	38.74	2/21/2022	—	—	—	—
	15,500	31,000	46,500	40.86	2/25/2023	—	—	—	—
	—	52,200	52,200	45.11	2/24/2024	—	—	—	—
						33,986	1,810,434	19,044	1,014,474
	258,966	98,734	357,700			33,986	1,810,434	19,044	1,014,474

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Robert J. Size	16,778	—	16,778	27.74	12/13/2015	—	—	—	—
	13,800	—	13,800	28.57	3/22/2016
	32,900	—	32,900	31.36	12/12/2016
	24,900	—	24,900	45.15	12/10/2017	—	—	—	—
	36,000	—	36,000	25.91	12/8/2018	—	—	—	—
	38,000	—	38,000	33.86	12/8/2019	—	—	—	—
	31,900	—	31,900	36.62	2/11/2021	—	—	—	—
	17,066	8,534	25,600	38.74	2/21/2022	—	—	—	—
	6,866	13,734	20,600	40.86	2/25/2023	—	—	—	—
	—	25,300	25,300	45.11	2/24/2024	—	—	—	—
						23,525	1,253,177	2,641	140,686
	218,210	47,568	265,778			23,525	1,253,177	2,641	140,686

Albert J. Sterkenburg	16,900	—	16,900	45.15	12/10/2017
	36,000	—	36,000	25.91	12/8/2018	—	—	—	—
	35,900	—	35,900	33.86	12/8/2019	—	—	—	—
	30,200	—	30,200	36.62	2/11/2021	—	—	—	—
	16,066	8,034	24,100	38.74	2/21/2022	—	—	—	—
	5,666	11,334	17,000	40.86	2/25/2023	—	—	—	—
	—	17,800	17,800	45.11	2/24/2024	—	—	—	—
						19,430	1,035,036	1,858	98,976
	140,732	37,168	177,900			19,430	1,035,036	1,858	98,976

(1)
Options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules
2/25/2023	One-third vested February 25, 2015; the remaining one third will vest February 25, 2016.
2/24/2024	One-third vested February 24, 2015; one third will vest February 24, 2016; and one third will vest February 24, 2017.

(2)
The Company’s stock options are granted at the Board meeting in February each year, with a grant date that is generally three business days after the Company’s report of financial results for the prior year, to employees already in the equity incentive program, and to newly hired executive officers at the HR Committee meeting following the executive officer’s employment date. Prior to 2011, the Company’s equity grants to employees already in the equity incentive program were made at the December Board meeting each year. The exercise price reflects the closing price of DENTSPLY Common Stock on the grant date.

(3)	Stock options generally expire ten years after the grant date.

(4)
Both RSU and PRSU grants are cliff vested. Restrictions lapse and the units convert to shares of stock three years after the date of grant, except that they become immediately vested upon death, disability or qualified retirement. The PRSUs that were granted in 2012 and 2013 are included at the actual amounts based on the respective one year performance attainment. RSUs have no expiration date. With respect to Mr. Wise, Mr. Clark and Mr. Mosch, vesting of RSUs is contingent upon the continued profitability of the Company and these are included in the column “Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested.” The RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/21/2012	vested on February 21, 2015
2/25/2013	will vest on February 25, 2016
2/24/2014	will vest on February 24, 2017

(5)	The market value represents the number of RSUs and the actual amount of PRSUs granted based on 2012 and 2013 attainment, multiplied by the December 31, 2014 stock closing market price of $53.27.

(6)
Includes RSUs for Messrs. Wise, Clark and Mosch together with PRSUs for Messrs. Wise, Clark, Mosch, Size and Sterkenburg. Both RSUs and PRSUs are subject to cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant (provided, in the case of the PRSUs, that a one-year performance objective is met; and provided, in the case of the RSUs granted to Messrs. Wise, Clark and Mosch that the Company meets the performance requirement), except that they become immediately vested upon death, disability or qualified retirement. PRSUs are shown at the target amount for the grant made February 24, 2014 because this table shows awards outstanding at fiscal year end.

(7)	The market value represents the number of RSUs and PRSUs granted (PRSUs at the target amount), multiplied by December 31, 2014 stock closing market price of $53.27.

All Other Compensation

Name of Executive Officer	ESOP Stock Contribution (1) ($)	401(k) Contribution (2) ($)	SERP Contribution (3) ($)	Perquisites > $10,000 (4) ($)	Pension Contribution (5) ($)	Total Other Compensation ($)
Bret W. Wise	7,800	7,800	194,333	—	—	209,933
Christopher T. Clark	7,800	7,800	103,092	—	—	118,692
James G. Mosch	7,800	7,800	85,064	—	—	100,664
Robert J. Size	7,800	7,800	62,719	—	—	78,319
Albert J. Sterkenburg	—	—	—	34,831	104,780	139,611

(1)
Represents the allocations to each of the U.S. Named Executive Officers’ DENTSPLY Employee Stock Ownership Plan balances for the year ended December 31, 2014. Pursuant to the terms of the ESOP Plan, non-vested ESOP shares forfeited by terminated employees and dividends earned on the forfeited shares are redistributed to the current ESOP participants, thus reducing the Company’s contribution requirement. The ESOP is a non-contributory defined contribution plan.

(2)	Represents the non-elective cash contributions by the Company into a 401(k) savings plan for each of the U.S. Named Executive Officers.

(3)
Represents Company credits for the 2014 Plan year to the DENTSPLY U.S. Supplemental Executive Retirement Plan, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided in the Non-Qualified Deferred Compensation section.

(4)	Represents annual cost of company car for business and personal use. Amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year.

(5)
Represents Company credits for the 2014 Plan year to the DENTSPLY International German pension program, which is a defined contribution plan. Amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year.

Option Exercises and Stock Vested

The following table sets forth the actual value received by the Named Executive Officers upon exercise of stock options or vesting of stock awards in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bret W. Wise	197,400	4,485,818	44,183	2,044,789
Christopher T. Clark	55,042	1,088,762	22,100	1,022,788
James G. Mosch	55,042	1,294,037	12,160	562,765
Robert J. Size (1)	—	—	7,459	345,203
Albert J. Sterkenburg	23,200	562,797	7,054	326,459
(1) Mr. Size did not exercise stock options in 2014.

Non-Qualified Deferred Compensation

Supplemental Executive Retirement Plan

Effective January 1, 1999 and amended December 10, 2002 and January 1, 2009, the Board adopted a Supplemental Executive Retirement Plan. The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the U.S. based Named Executive Officers, whom the Board concluded were not receiving competitive retirement benefits. Contributions equal to 11.7% of compensation reduced by ESOP contributions are allocated to the participants’ accounts. No actual benefits are put aside for participants and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of Company Common Stock at the time of distribution.

The SERP provides for the possible delay in the distribution of benefits as necessary to comply with applicable administrative or legal requirements. Subject to such provisions, benefits are distributed as set forth below. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier election to have their accounts distributed immediately or in annual installments for up to five (5) years.

In the event of a participant’s death before his or her account has been distributed, distribution will be made to the beneficiary selected by the participant within thirty (30) days after the date of death (or, if later, after the proper beneficiary has been identified).

In the event of a Change in Control as defined in the SERP, participants will be given the option to receive the value of their accounts in lump sums no later than sixty (60) days after the Change in Control. Optional distributions received subject to a change in control must represent the entire Supplemental Executive Retirement Accounts and will be subject to five percent (5%) penalty reductions.

All distributions under the SERP are based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments is determined by dividing the aggregate balance of the participant’s vested account by the remaining number of installments, including the current installment to be paid.

The following table sets forth contributions, earnings and year-end balances for 2014, with respect to non-qualified deferred compensation plans for the Named Executive Officers.

DENTSPLY Supplemental Savings Plan

Effective January 1, 2008, the Board adopted the DENTSPLY Supplemental Savings Plan (DSSP). The purpose of the DSSP is to provide select members of the management of the Company, including all of the U.S. based Named Executive Officers, an opportunity to defer up to 50% of their base salary and 100% of their earned bonuses. Deferred amounts are general obligations of the Company and participant’s accounts are unfunded. Participants are able to elect to have their deferred compensation (other than individual salary deferrals by Named Executive Officers to Company stock) tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock.

Participation is restricted to a select group of management employees, as determined annually by the Company. The Company maintains a listing of the eligible employees. Participation in the DSSP is voluntary and participants must elect to enroll each year they are eligible to participate.

DSSP payments are made in accordance with participant or employer election, at a specified time, termination for any reason, an unforeseeable emergency, disability or death. Retirement does not apply for purposes of the DSSP. All payments will be distributed in the form of cash at the time of distribution.

All distributions under the DSSP are based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments is determined by dividing the aggregate balance of the participant’s account by the remaining number of installments, including the current installment to be paid. It is understood that administrative or legal requirements may lead to a delay between such valuation date and the date of distribution.

The following table sets forth contributions, earnings and year-end balances for 2014, with respect to non-qualified deferred compensation plans for the Named Executive Officers.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions ($) (1)	Registrant Contributions ($) (2)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($) (5)
Bret W. Wise	Supplemental Executive Retirement Plan	—	194,333	270,784(3)	—	2,581,812
	DENTSPLY Supplemental Savings Plan	—	—	41,419(4)	—	435,921
Christopher T. Clark	Supplemental Executive Retirement Plan	—	103,092	165,078(3)	—	1,595,904
	DENTSPLY Supplemental Savings Plan	198,300	—	6,436(4)	—	204,736
James G. Mosch	Supplemental Executive Retirement Plan	—	85,064	125,346(3)	—	1,207,305
	DENTSPLY Supplemental Savings Plan	154,700	—	4,412(4)	—	159,112
Robert J. Size	Supplemental Executive Retirement Plan	—	62,719	74,166(3)	—	710,308
	DENTSPLY Supplemental Savings Plan	195,191	—	21,855(4)	—	560,971
Albert J. Sterkenburg (6)	Supplemental Executive Retirement Plan	—	—	—	—	—
	DENTSPLY Supplemental Savings Plan	—	—	—	—	—

(1)
Participants in the DSSP can elect to contribute a portion of their salary and/or bonus into this plan. The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.

(2)	Amounts represent unfunded credits allocated to participants’ accounts for 2014. They are included in the “All Other Compensation” column in the Summary Compensation Table.

(3)
Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of Common Stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2014. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table. Earnings are not reported to the Internal Revenue Service until withdrawn.

(4)
Deferred amounts are general obligations of the Company and participants’ accounts are unfunded. Participants are able to elect to have their deferred compensation tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock. All payments will be distributed in the form of cash at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2014. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table.

(5)	The aggregate balance represents each participant’s vested balance at the end of 2014.

(6)	Mr. Sterkenburg is not eligible for the SERP or DSSP since he is not a United States employee.

The table below discloses potential distributions of the SERP for the Named Executive Officers if they are terminated as of December 31, 2014:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Bret W. Wise (1)	2,581,812	2,581,812	3,044,045	3,044,045	3,279,110	2,581,812
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Christopher T. Clark (2)	1,595,904	1,595,904	1,836,413	1,836,413	1,958,283	1,595,904
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
James G. Mosch (3)	1,207,305	1,207,305	1,407,168	1,407,168	1,508,610	1,207,305
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Robert J. Size (4)	710,308	710,308	858,041	858,041	858,041	710,308
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Albert J. Sterkenburg (5)	—	—	—	—	—	—

(1)
Mr. Wise’s SERP account balance was $2,581,812 as of December 31, 2014. Mr. Wise would be entitled to additional contributions to the plan for the years 2015 and 2016, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Wise would be entitled to additional contributions to the plan for the years 2015, 2016 and 2017 if there was a change in control of the Company. Estimated contributions for 2015, 2016 and 2017 are based on Mr. Wise’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2015, the $265,000 maximum salary multiplied by 6%). Mr. Wise has elected to receive his SERP account distribution in a lump sum payment.

(2)
Mr. Clark’s SERP account balance was $1,595,904 as of December 31, 2014. Mr. Clark would be entitled to additional contributions to the plan for the years 2015 and 2016 if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Clark would be entitled to additional contributions to the plan for the years 2015, 2016 and 2017, if there was a change in control of the Company. Estimated contributions for 2015, 2016 and 2017 are based on Mr. Clark’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2015, the $265,000 maximum salary multiplied by 6%). Mr. Clark has elected to receive his SERP account distribution in a lump sum payment.

(3)
Mr. Mosch’s SERP account balance was $1,207,305 as of December 31, 2014. Mr. Mosch would be entitled to additional contributions to the plan for the years 2015 and 2016, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Mosch would be entitled to additional contributions to the plan for the years 2015, 2016 and 2017, if there was a change in control of the Company. Estimated contributions for 2015, 2016 and 2017 are based on Mr. Mosch’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2015, the $265,000 maximum salary multiplied by 6%). Mr. Mosch has elected to receive his SERP account distribution in a lump sum payment.

(4)
Mr. Size’s SERP account balance was $710,308 as of December 31, 2014. Mr. Size would be entitled to additional contributions to the plan for the years 2015 and 2016 if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Size would be entitled to additional contributions to the plan for the years 2015, 2016 and 2017, if there was a change in control of the Company. Estimated contributions for 2015, 2016 and 2017 are based on Mr. Size’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2015, the $265,000 maximum salary multiplied by 6%). Mr. Size has elected to receive his SERP account distribution in a lump sum payment.

(5)	Mr. Sterkenburg is not eligible for SERP since he is not a United States employee.

Employment Agreements

The Company has entered into employment agreements with all of the Named Executive Officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro-rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company without “cause” (as defined in the employment agreements), or, in the case of the US NEOs by the employee with “good reason” (as described in the employment agreements), the Company shall pay compensation and provide benefits for a period (the “Termination Period”) beginning on the date of the termination notice and ending on the earlier of (i) the second annual anniversary of the date of such termination notice; or (ii) the date on which the employee would attain age 65. During this period, (i) the Company will be obligated to pay the employee at the rate of salary being paid immediately before the termination, (ii) the employee will be entitled to receive bonus and incentive compensation in accordance with plans approved by the Board, (iii) the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable, (iv) the employee will be entitled to receive the benefits that would have been accrued by him from participation under any pension, profit sharing, ESOP or similar retirement plan or plans of the Company or any affiliate, and (v) the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate, provided that such coverage shall terminate for any such benefit on the earlier of the following events: (i) the covered person becomes eligible for similar type coverage under another employer’s group plans; (ii) the covered person becomes eligible for Medicare health benefits; or (iii) the covered person fails to pay the premium for such coverage by the due date thereof. The US NEOs’ agreements further provide that in the event of death of the employee during the Termination Period, the Company shall continue to make payments for a period that is the lesser of the remainder of the Termination Period or twelve (12) months, and shall pay any bonuses due on a pro-rata basis until the date of the employee’s death, to the employee’s designated beneficiary or, if no beneficiary has been effectively designated, then to the employee’s estate.

The employment agreements include a non-competition commitment for periods generally of two (2) or three (3) years following termination of employment, subject to local law and the terms of the relevant agreement, and a commitment against disclosure of the Company confidential information and non-solicitation of Company employees.

The Company has also entered into employment agreements with certain other members of senior management having terms similar to those described above.

Potential Payments upon Termination or Change in Control

The tables below represent the amount of compensation to each of the Named Executive Officers of the Company in the event of termination from the Company under different circumstances. The amount due to each officer upon retirement, resignation, termination by the employee with cause, termination by the Company without cause, termination following a change in control and in the event of the death of the Named Executive Officer is provided. The amounts assume that the date of termination was December 31, 2014 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The stock price of DENTSPLY was assumed to remain at $53.27 per share, the closing price on December 31, 2014. Actual amounts to be paid may differ and can only be determined in the event of and at the time of the executive officers’ terminations from the Company.

Payments Made Upon Termination

Each Named Executive Officer would be entitled to receive amounts earned during his employment, regardless of the reason for his separation from the Company. Those amounts include:

(1)	pro-rata share of non-equity incentive compensation would be paid in February of the year following the year in which earned;

(2)	vested stock options could be exercised within 90 days of termination;

(3)	lump sum distributions would be made for amounts accrued and vested through the Company’s ESOP and 401(k) Plan;

(4)	distributions would be made based upon prior election for amounts accrued and vested through the Company’s SERP; and

(5)	lump sum distributions would be made for unused vacation pay.

Payments Made Upon Retirement

In addition to the items listed above, each Named Executive Officer would be entitled to the following:

(1)
Awards with only a time qualification for vesting will fully vest on the date of a qualified retirement (age 65, or age 60 with fifteen years of service) if a qualified retirement occurs no earlier than the one year anniversary of the grant date of the award;

(2)
Awards having any performance criteria shall fully vest only upon and when both of the following have occurred: (i) if the qualified retirement occurs no earlier than the one year anniversary of the grant date of the award, and (ii) all of the performance criteria associated with the award are met; and

(3)	Options expire the earlier of 5 years from that date or the original expiration date.

Payments Made Upon Termination for Cause by the Executive Officer, or Termination by the Company without Cause

If a US Named Executive Officer separates from the Company for good reason, or if the Company terminates any of the Named Executive Officers without cause, such Named Executive Officer would be entitled for the Termination Period, to the following:

(1)
full rate of salary immediately preceding the date of notice of termination, for US NEOs the first six months to be paid in a lump sum at the end of such six month period, and thereafter to be paid bi-weekly;

(2)
non-equity incentive compensation in accordance with the Annual Incentive Plan and based on the rate of salary immediately preceding the date of notice of termination, paid in February in the year following the year in which earned;

(3)
the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable;

(4)	benefits that would have been accrued by him from participation under any pension, profit sharing, Employee Stock Ownership or similar retirement plan or plans of the Company or any affiliate;

(5)
the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate, provided that for the US NEOs such coverage shall terminate for any such benefit on the earlier of the following events:

a.	the employee becomes eligible for similar type coverage under another employer’s group plans;

b.	the employee becomes eligible for Medicare health benefits; or

c.	the employee fails to pay the premium for such coverage by the due date thereof.

Payments Made Upon Termination of Employment by the Executive Officer For Cause or the Company Terminates or Gives Written Notice of Termination to the Employee within Two (2) Years after a Change in Control

If, within two (2) years after a Change in Control a US Named Executive Officer terminates employment for good reason, or the Company terminates or gives written notice of termination of employment to the Named Executive Officer (regardless of whether with or without cause), the Company shall pay the following amounts to the Named Executive Officer in a single lump sum cash payment:

(1)	An amount equal to three (3) times the executive officer’s current annual salary for Mr. Wise, Mr. Clark, and Mr. Mosch and two (2) times current annual salary for Mr. Size and Mr. Sterkenburg;

(2)
An amount equal to three (3) times the executive officer’s annual incentive award for Mr. Wise, Mr. Clark, and Mr. Mosch, and two (2) times the annual incentive award for Mr. Size and Mr. Sterkenburg, for the year in which the termination occurs based on the target achievement of 100%; and

(3)
An amount equal to the benefits that would have been accrued by the Named Executive Officer for the three (3) year period from the date of termination for Mr. Wise, Mr. Clark, and Mr. Mosch, and two (2) years for Mr. Size and Mr. Sterkenburg, from participation by the employee under any pension, profit sharing, ESOP, SERP or similar retirement plan or plans of the Company or any affiliate in which the employee participated immediately before the termination, in accordance with the terms of any such plan (or, if not available, in lieu thereof be compensated for such benefits), based on service and compensation the employee would have had during such period.

(4)
Continued coverage for a two (2) year period from the date of termination under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate in which the Named Executive Officer participated immediately before the notice of termination, plus all improvements subsequent thereto (or, if not available or if required in order to comply with Code Section 409A, in lieu thereof be compensated in monthly cash payments for the premium-equivalent amount of such coverage and then be permitted to purchase such coverage, if available, by paying 100% of the premium cost for such coverage on an after-tax basis).

Certain Adjustments in Payments to US Executive Officers

(1)
In the event that it is determined that any payment or distribution by the Company to or for the benefit of the executive officer as described above, whether paid or payable or distributed or distributable pursuant to the terms of the employment agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company shall pay the executive officer an additional amount (the “Gross-Up Payment”) such that the net amount retained by the executive officer after deduction of any excise tax imposed under section 4999 of the Code, and any federal, state and local income tax, employment tax, excise tax and other tax imposed upon the Gross-Up Payment, shall be equal to the Payment.

(2)
If the net after-tax benefit to the executive officer of receiving the Gross-Up Payment does not exceed the Safe Harbor Amount (as defined below) by more than 10% (as compared to the net after-tax benefit to the executive officer resulting from elimination of the Gross-Up Payment and reduction of the Payments to the Safe Harbor Amount), then (i) the Company shall not pay the executive officer the Gross-Up Payment, and (ii) the provisions of paragraph (3) below shall apply. The term “Safe Harbor Amount” means the maximum dollar amount of parachute payments that may be paid to the participant under section 280G of the Code without imposition of an excise tax under section 4999 of the Code.

(3)
If the Company is not required to pay the employee a Gross-Up Payment as a result of the provisions of Paragraph (2) above, the Company will apply a limitation on the Payment amount as follows: The aggregate present value of the benefits paid to the executive officer (the “Separation Benefits”) shall be reduced (but not below zero) to the “Reduced Amount.” The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of such Separation Benefits without causing any Payment to be subject to the limitation of deduction under section 280G of the Code.

Payments Due Upon Death

If a Named Executive Officer separates from the Company due to death, the Named Executive Officer’s beneficiaries would be entitled to the following:

(1)	salary at the rate immediately preceding the date of death for a period of one year from the date of death;

(2)	pro-rata share of non-equity incentive compensation based on the rate of salary immediately preceding the date of death, paid in February of the year following the year in which earned;

(3)	all outstanding stock options would vest as of the date of death and would be exercisable until the earlier of the stated expiration date of the option, or one (1) year from the date of death; and

(4)
for the US-based NEOs, contributions would be made to the Employee Stock Ownership, 401(k) and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries.

The following tables contain estimated potential payments that may be due to a Named Executive Officer should termination or change in control occur. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount a Named Executive Officer would receive if a change occurred. The payments listed represent the incremental amounts due to the Named Executive Officer that exceed what the Named Executive Officer would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and have been reported in previous sections of this proxy:

•	amounts already earned under the Non-Equity Incentive Compensation Plan

•	the exercise of outstanding vested options (reported in the Outstanding Equity Awards at Fiscal Year End table)

•	amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year

Bret W. Wise

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,880,000	1,880,000	2,820,000	940,000
Non Equity Incentive Compensation Plan	2,256,000	2,256,000	3,384,000	—
Stock Options	2,981,250	2,981,250	3,421,074	3,421,074
Stock Awards & Dividends	4,667,165	4,667,165	7,428,671	7,428,671
Employee Stock Ownership Plan	15,600	15,600	23,400	—
401(k)	15,600	15,600	23,400	—
Supplemental Executive Retirement Plan	462,233	462,233	697,298	—
Medical, Dental, Vision and Personal Accident Insurances	30,434	30,434	30,434	—
Long Term Disability Insurance	1,710	1,710	1,710	—
Basic Life and Accidental Death and Dismemberment Insurance	1,536	1,536	1,536	500,000
Total	12,311,528	12,311,528	17,831,523	12,289,745

Christopher T. Clark

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,236,000	1,236,000	1,854,000	618,000
Non Equity Incentive Compensation Plan	1,050,600	1,050,600	1,575,900	—
Stock Options	1,212,238	1,212,238	1,391,219	1,391,219
Stock Awards & Dividends	2,589,264	2,589,264	3,889,294	3,889,294
Employee Stock Ownership Plan	15,600	15,600	23,400	—
401(k)	15,600	15,600	23,400	—
Supplemental Executive Retirement Plan	240,509	240,509	362,379	—
Medical, Dental, Vision and Personal Accident Insurances	29,266	29,266	29,266	—
Long Term Disability Insurance	1,710	1,710	1,710	—
Basic Life and Accidental Death and Dismemberment Insurance	1,536	1,536	1,536	500,000
Total	6,392,323	6,392,323	9,152,104	6,398,513

James G. Mosch

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,102,200	1,102,200	1,653,300	551,100
Non Equity Incentive Compensation Plan	826,650	826,650	1,239,975	—
Stock Options	894,387	894,387	1,036,371	1,036,371
Stock Awards & Dividends	1,837,197	1,837,197	2,869,561	2,869,561
Employee Stock Ownership Plan	15,600	15,600	23,400	—
401(k)	15,600	15,600	23,400	—
Supplemental Executive Retirement Plan	199,863	199,863	301,305	—
Medical, Dental, Vision and Personal Accident Insurances	29,266	29,266	29,266	—
Long Term Disability Insurance	1,710	1,710	1,710	—
Basic Life and Accidental Death and Dismemberment Insurance	1,536	1,536	1,536	500,000
Total	4,924,009	4,924,009	7,179,824	4,957,032

Robert J. Size

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	885,600	885,600	885,600	442,800
Non Equity Incentive Compensation Plan	619,920	619,920	619,920	—
Stock Options	432,065	432,065	500,886	500,886
Stock Awards & Dividends	891,299	891,299	1,415,060	1,415,060
Employee Stock Ownership Plan	15,600	15,600	15,600	—
401(k)	15,600	15,600	15,600	—
Supplemental Executive Retirement Plan	147,733	147,733	147,733	—
Medical, Dental, Vision and Personal Accident Insurances	29,222	29,222	29,222	—
Long Term Disability Insurance	1,710	1,710	1,710	—
Basic Life and Accidental Death and Dismemberment Insurance	1,536	1,536	1,536	500,000
Total	3,040,285	3,040,285	3,632,867	2,858,746

Albert J. Sterkenburg

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	870,545	870,545	870,545	435,273
Non Equity Incentive Compensation Plan	565,854	565,854	565,854	—
Stock Options	354,216	354,216	402,637	402,637
Stock Awards & Dividends	782,865	782,865	1,151,394	1,151,394
Pension Plan	209,561	209,561	209,561	—
Supplemental Executive Retirement Plan	—	—	—	—
Medical, Dental, Vision and Personal Accident Insurances	9,402	9,402	9,402	—
Long Term Disability Insurance	367	367	367	—
Basic Life and Accidental Death and Dismemberment Insurance	777	777	777	530,012
Total	2,793,587	2,793,587	3,210,537	2,519,316

Amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year.

COMPENSATION OF DIRECTORS

The Governance Committee is responsible to review comparative market data and recommendations from its compensation consultant with regard to the structure of our non-employee director (“Outside Director”) compensation and the amounts paid to our Outside Directors. The Outside Director compensation framework is as follows:

Element		Comment
Equity component (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$130,000	50 – 50 split between stock options and restricted stock units
Annual cash retainer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$45,000
Audit Committee Chair Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$15,000
HR Committee Chair Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$15,000
Governance Committee Chair Fee . . . . . . . . . . . . . . . . . . . . . . . . .	$10,000
Lead Director Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$15,000
Meeting Fees (in person) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,500
Meeting Fees (telephone) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,000
(1) Represents the expected annual value of grants to Outside Directors, using the Black-Scholes method of calculation.

Directors are reimbursed for travel and other expenses relating to attendance at Board and committee meetings.

Effective January 1, 1997, the Company established a Directors’ Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan permits Outside Directors to elect to defer receipt of directors’ fees or other compensation for their services as directors. Outside Directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account with dividends. Deferred payments that are administered in a stock unit account are converted into RSUs at the closing price of the Company’s common stock on the date of allocation. Distributions to a director under the Deferred Plan will not be made to any Outside Director, and restrictions on RSUs granted in the Deferred Plan do not lapse, until the Outside Director ceases to be a Board member.

The following table shows the compensation awarded to, earned by or paid to the Company’s Outside Directors for the year ended December 31, 2014.

2014 Directors Compensation

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Total ($)
Dr. Michael C. Alfano	60,500	65,000	65,000	190,500
Eric K. Brandt	60,500	65,000	65,000	190,500
Paula H. Cholmondeley	59,500	65,000	65,000	189,500
Michael J. Coleman	75,500	65,000	65,000	205,500
Willie A. Deese	64,000	65,000	65,000	194,000
William F. Hecht (5)	84,500	65,000	65,000	214,500
Leslie A. Jones (6)	59,500	65,000	65,000	189,500
Francis J. Lunger	79,000	65,000	65,000	209,000
John L. Miclot (7)	63,000	65,000	65,000	193,000
John C. Miles II	64,000	65,000	65,000	194,000

(1)
Mr. Wise is not shown in this table since he was an employee of the Company as of December 31, 2014. His compensation is shown in the Summary Compensation Table. Mr. Wise receives no compensation for serving as a director.

(2)
Reflects fees for attending Board and committee meetings, paid monthly in arrears; annual retainer fees paid quarterly in advance; and fees for serving as a Committee Chair or Lead Director. The fees shown in this column include amounts required or elected to be deferred under the Deferred Plan.

(3)
Reflects the grant date fair value of RSUs granted on May 21, 2014, which is the closing stock price on the date of grant multiplied by the number of RSUs granted. The number of unvested RSUs held by each Outside Director at December 31, 2014 was as follows: Mr. Alfano: (7,047), Mr. Brandt (8,054), Ms. Cholmondeley: (9,637), Mr. Coleman: (8,948), Mr. Deese: (5,561), Mr. Hecht: (9,811), Mr. Jones: (7,574), Mr. Lunger: (4,667), Mr. Miclot: (5,777), Mr. Miles: (9,811).

(4)
Reflects the grant date fair value of stock options granted on May 21, 2014, using the Black-Scholes option pricing model. For additional information regarding the assumptions used in determining these values, see Note 13, Equity, to the Company’s Consolidated Financial Statements on Form 10-K for the year ended December 31, 2014. The number of outstanding options held by each Outside Director at December 31, 2014 was as follows: Mr. Alfano: (42,516), Mr. Brandt (54,610), Ms. Cholmondeley: (55.804), Mr. Coleman: (70,193), Mr. Deese: (29,700), Mr. Hecht: (61,773), Mr. Jones: (52,193), Mr. Lunger: (43,043), Mr. Miclot: (36,100), Mr. Miles: (50,594).

(5)	Mr. Hecht elected to receive his compensation for 2014 in the form of deferral to stock units. Mr. Hecht was awarded 1,751.290 RSUs in lieu of fees earned in 2014.

(6)	Mr. Jones elected to receive his compensation for 2014 in the form of deferral to stock units. Mr. Jones was awarded 1,230.060 RSUs in lieu of fees earned in 2014.

(7)	Mr. Miclot elected to receive his compensation for 2014 in the form of deferral to stock units. Mr. Miclot was awarded 1,305.829 RSUs in lieu of fees earned in 2014.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups believed by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of March 23, 2015 (unless otherwise indicated).

	Shares Owned Beneficially
Five Percent Stockholders	Number	Percent
Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	15,065,418(1)	10.6%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	14,307,152(2)	10.1%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,685,238(3)	7.5%
Select Equity Group, L.P. 380 Lafayette Street, 6th Floor New York, NY 10003	8,666,278(4)	6.1%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,837,972(5)	5.50%

(1)
The ownership of shares for Massachusetts Financial Services Company is based on information contained in the Schedule 13G filed by Massachusetts Financial Services Company on February 6, 2015 for the period ended December 31, 2014 and consists of shares beneficially owned by Massachusetts Financial Services Company and/or certain other non-reporting entities.

(2)
The ownership of shares for T. Rowe Price Associates is based on information contained in the Schedule 13G filed by T. Rowe Price Associates on February 17, 2015 for the period ended December 31, 2014. These securities are owned by various individual and institutional investors which T. Rowe Price Associates,Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
The ownership of shares for The Vanguard Group, Inc. is based on information contained in the Schedule 13G filed by The Vanguard Group, Inc. on February 9, 2015 for the period ended December 31, 2014 and consists of shares beneficially owned by The Vanguard Group, Inc. and/or certain other non-reporting entities.

(4)
The ownership of shares for Select Equity, L.P. is based on information contained in the Schedule 13G filed by Select Equity, L.P. on January 12, 2015 for the period ended December 31, 2014 and consists of shares beneficially owned by Select Equity, L.P. and/or certain other non-reporting entities.

(5)
The ownership of shares for BlackRock, Inc. is based on information contained in the Schedule 13G filed by BlackRock, Inc. on February 9, 2015 for the period ended December 31, 2014 and consists of shares beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 23, 2015 held by (i) the NEOs, (ii), each director and nominee for director and (iii) all directors and executive officers of the Company as a group, based on 139,854,098 shares of Common Stock outstanding as of such date.

Shares Owned Beneficially
Stock Ownership by Executive Officers and Directors	Number	Percent
Bret W. Wise	1,290,592(1)	*
Christopher T. Clark	681,537(2)	*
James G. Mosch	383,280(3)	*
Robert J. Size	233,351(4)	*
Albert J. Sterkenburg	172,748(5)	*
Dr. Michael C. Alfano	90,584(6)	*
Eric K. Brandt	116,168(7)	*
Paula H. Cholmondeley	124,074(8)	*
Michael J. Coleman	178,861(9)	*
Willie A. Deese	26,829(10)	*
William F. Hecht	102,694(11)	*
Leslie A. Jones	266,675(12)	*
Francis J. Lunger	97,623(13)	*
John L. Miclot	41,858(14)	*
John C. Miles II	113,297(15)	*
All directors and executive officers as a group (17 persons)	4,014,578	2.9%
______________

*	Less than 1%

(1)
This number includes 75,787 shares held direct by Mr. Wise; 500 shares held by Mr. Wise’s spouse; 16,185 shares held by a family trust; 18,700 shares held in a GRAT; 2,000 shares held in an IRA account; 2,285 shares held in a 401(k) account of Mr. Wise; 3,767 shares allocated to the Company Employee Stock Ownership Plan (“ESOP”) account of Mr. Wise; 1,116,550 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; and 44,818 shares that could be acquired pursuant to the Supplemental Executive Retirement Plan (“SERP”) upon Mr. Wise’s retirement or termination from the Company.

(2)
This number includes 14,664 shares held direct by Mr. Clark; 46,269 shares held by Mr. Clark’s spouse; 29,115 shares allocated to the Company ESOP account of Mr. Clark; 563,466 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; and 28,023 shares that could be acquired pursuant to the SERP upon Mr. Clark’s retirement or termination from the Company.

(3)
This number includes 33,617 shares held direct by Mr. Mosch; 21,196 shares allocated to the Company ESOP account of Mr. Mosch; 307,400 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; and 21,067 shares that could be acquired pursuant to the SERP upon Mr. Mosch’s retirement or termination from the Company.

(4)
This number includes 6,396 shares held direct by Mr. Size; 3,332 shares allocated to the Company ESOP account of Mr. Size; 211,466 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; and 12,157 shares that could be acquired pursuant to the SERP upon Mr. Size’s retirement or termination from the Company.

(5)	This number includes 12,382 shares held direct by Mr. Sterkenburg; and 160,366 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015.

(6)
This number includes 7,207 shares held direct by Dr. Alfano; 33,814 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; and 42,516 shares that could be acquired pursuant to the exercise of stock options and 7,047 shares of restricted stock units that will vest when Dr. Alfano ceases to be a Board member.

(7)
This number includes 1,786 shares held direct by Mr. Brandt; 5,400 shares held by the Brandt Family Trust; 45,908 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; 54,610 shares that could be acquired pursuant to the exercise of stock options and 8,054 shares of restricted stock units that will vest when Mr. Brandt ceases to be a Board member; and 410 shares that could be acquired pursuant to the Deferred Plan.

(8)
This number includes 176 shares held direct by Ms. Cholmondeley; 371 shares held in a 401(k) account; 47,102 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; 10,984 shares that could be acquired pursuant to the Deferred Plan; and 55,804 shares that could be acquired pursuant to the exercise of stock options and 9,637 shares of restricted stock units that will vest when Ms. Cholmondeley ceases to be a Board member.

(9)
This number includes 6,879 shares held direct by Mr. Coleman; 12,600 shares held by Mr. Coleman’s spouse; 61,491 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; 18,750 shares that could be acquired pursuant to the Deferred Plan; and 70,193 shares that could be acquired pursuant to the exercise of stock options and 8,948 shares of restricted stock units that will vest when Mr. Coleman ceases to be a Board member.

(10)
This number includes 270 shares held direct by Mr. Deese; 20,998 shares that could be acquired by Mr. Deese pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; and 5,561 shares of restricted stock units that will vest when Mr. Deese ceases to be a Board Member.

(11)
This number includes 180 shares held direct by Mr. Hecht; 53,071 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; 30,663 shares that could be acquired pursuant to the Deferred Plan; and 8,969 shares that could be acquired pursuant to the exercise of stock options and 9,811 shares of restricted stock units that will vest when Mr. Hecht ceases to be a Board member.

(12)
This number includes 94,801 shares held direct by Mr. Jones; 46,000 shares held by Mr. Jones’ spouse; 43,491 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; 22,351 shares that could be acquired pursuant to the Deferred Plan; and 52,193 shares that could be acquired pursuant to the exercise of stock options and 7,574 shares of restricted stock units that will vest when Mr. Jones ceases to be a Board member.

(13)
This number includes 5,233 shares held direct by Mr. Lunger; 34,341 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; 43,043 shares that could be acquired pursuant to the exercise of stock options; 10,326 shares that could be acquired pursuant to the Deferred Plan; and 4,667 shares of restricted stock units that will vest when Mr. Lunger ceases to be a Board member.

(14)
This number includes 909 shares held direct by Mr. Miclot; 27,398 shares that could be acquired by Mr. Miclot pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; 7,509 shares that could be acquired pursuant to the Deferred Plan; and 5,777 shares of restricted stock units that will vest when Mr. Miclot ceases to be a Board member.

(15)
This number includes 11,000 shares held direct by Mr. Miles; 41,892 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; and 50,594 shares that could be acquired pursuant to the exercise of stock options and 9,811 shares of restricted stock units that will vest when Mr. Miles ceases to be a Board member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, certain officers and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the SEC. The required reporting period is two business days for most reports. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by persons required to file reports, the Company believes that during fiscal year 2014, all such persons complied with all applicable filing requirements.

APPENDIX A
2010 EQUITY INCENTIVE PLAN, AMENDED AND RESTATED

DENTSPLY International Inc.
2010 Equity Incentive Plan

SECTION 1    PURPOSE

The purpose of the DENTSPLY International Inc. 2010 Equity Incentive Plan (the "Plan") is to benefit DENTSPLY International Inc. ("DENTSPLY") and its "Subsidiaries," as defined below (hereinafter referred to, either individually or collectively, as the "Company") by recognizing the contributions made to the Company by officers and other key employees, consultants and advisers, to provide such persons with an additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate such persons. The Plan is also intended as an additional incentive to members of the Board of Directors of DENTSPLY (the "Board") who are not employees of the Company ("Outside Directors") to serve on the Board and to devote themselves to the future success of the Company. "Subsidiaries," as used in the Plan, has the definition set forth in Section 424 (f) of the Internal Revenue Code of 1986, as amended (the "Code").

Stock options which constitute "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), stock options which do not constitute ISOs ("NSOs"), stock which is subject to certain forfeiture risks and restrictions ("Restricted Stock"), stock delivered upon vesting of units ("Restricted Stock Units") and stock appreciation rights ("Stock Appreciation Rights") may be awarded under the Plan. ISOs and NSOs are collectively referred to as "Options." Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights are collectively referred to as "Awards." The persons to whom Options are granted under the Plan are hereinafter referred to as "Optionees." The persons to whom Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights are granted under the Plan are hereinafter referred as to "Grantees."

SECTION 2    ELIGIBILITY

Outside Directors shall be eligible to participate in the Plan in the same manner as Key Employees (as defined below) and other participants in the Plan. The Committee (as defined in Section 3) shall initially, and from time to time thereafter, select those officers and other key employees of the Company, including members of the Board who are also employees ("Employee Directors"), and consultants and advisers to the Company, to participate in the Plan on the basis of the importance of their services in the management, development and operations of the Company. Officers, other key employees and Employee Directors are collectively referred to as "Key Employees."

SECTION 3    ADMINISTRATION

3.1 The Committee
The Plan shall be administered by the Human Resources Committee of the Board or a subcommittee thereof (“Committee”). The Committee shall be comprised of two (2) or more members of the Board. All members of the Committee shall qualify as "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule or regulation, "independent directors" as defined in Section 4200(15) of the Marketplace Rules of The Nasdaq Stock Market and "outside directors" as defined in Section 162(m) or any successor provision of the Code and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of Options under the Plan to qualify for any tax or other material benefit to Optionees or the Company under applicable law.

3.2 Authority of the Committee

Subject to the express provisions of the Plan, the Committee shall have sole discretion concerning all matters relating to the Plan and Awards granted hereunder. The Committee, in its sole discretion, shall determine the Key Employees, consultants and advisors to whom, and the time or times at which, Awards will be granted, the number of shares to be subject to each Award, the expiration date of each Award, the time or times within which the Option may be exercised or forfeiture restrictions lapse, the cancellation or termination of the Award and the other terms and conditions of the grant of the Award. The terms and conditions of Awards need not be the same with respect to each Optionee and/or Grantee or with respect to each Award. The Governance Committee, which is responsible for Director compensation, makes such determinations with respect to Outside Directors. The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other actions in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Award granted hereunder by the Committee, shall be final, binding and conclusive for all purposes and upon all persons.

3.3 Award Agreement

Each Award shall be evidenced by a written agreement or grant certificate specifying the type of Award granted, the number of shares of Common Stock ("Common Stock") to be subject to such Award and, as applicable, the vesting schedule, the exercise or grant price, the terms for payment of the exercise price, the expiration date of the Option, the restrictions imposed upon the Restricted Stock and/or Restricted Stock Units and such other terms and conditions established by the Committee, in its sole discretion, which are not inconsistent with the Plan.

SECTION 4    SHARES OF COMMON STOCK SUBJECT TO THE PLAN

4.1    Subject to adjustment as provided in Sections 4.1 and 4.2, Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights with respect to an aggregate of thirteen million (13,000,000) shares of common stock of DENTSPLY (the "Common Stock") (plus any shares of Common Stock covered by any remaining authorizations under the DENTSPLY International Inc. 2002 Equity Incentive Plan, as amended), may be granted under the Plan (the "Maximum Number"). The Maximum Number shall be increased, if at all, on January 1 of each calendar year during the term of the Plan (as set forth in Section 15) by the excess of the amount by which seven percent (7%) of the outstanding shares of Common Stock on such date exceeds the thirteen million (13,000,000) shares authorized at the time of adoption of this Plan. Notwithstanding the foregoing, and subject to adjustment as provided in Section 4.2, (i) Options with respect to no more than one million (1,000,000) shares of Common Stock may be granted as ISOs under the Plan, (ii) no more than two million five hundred thousand (2,500,000) shares may be awarded as Restricted Stock or Restricted Stock Units under the Plan, and (iii) in any calendar year no Key Employee shall be granted Options or Stock Appreciation Rights with respect to more than five hundred thousand (500,000) shares of Common Stock, or Restricted Stock and Restricted Stock Units in excess of 150,000 shares of Common Stock. Any shares of Common Stock reserved for issuance upon exercise of Options or Stock Appreciation Rights which expire, terminate or are cancelled, and any shares of Common Stock subject to any grant of Restricted Stock or Restricted Stock Units which are forfeited, may again be subject to new Awards under the Plan. For the avoidance of doubt, notwithstanding any adjustment in the Maximum Number, as provided above, all Awards granted under the Plan on or following the Effective Date, subject to forfeitures or cancellation, shall be counted towards the Maximum Number.

4.2 The number of shares of Common Stock subject to the Plan and to Awards granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Awards previously granted thereunder shall be proportionately adjusted, (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, in its sole discretion, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of the Company are entitled pursuant to the transaction, and (c) in the event of any other changes in the capitalization of the Company, the Committee, in its sole discretion, shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to Award granted under the Plan. In the event of any such adjustment, the exercise price per share of any Options or Stock Appreciation Rights shall be proportionately adjusted.

SECTION 5    GRANTS OF OPTIONS TO EMPLOYEES, OUTSIDE DIRECTORS, CONSULTANTS AND ADVISERS

5.1 Grants

Subject to the terms of the Plan, the Committee (the Governance Committee with respect to Outside Directors) may from time to time grant Options which are ISOs to Key Employees and Options which are NSOs to Outside Directors, Key Employees, consultants and advisers of the Company. Each such grant shall specify whether the Options so granted are ISOs or NSOs, provided, however, that if, notwithstanding its designation as an ISO, all or any portion of an Option does not qualify under the Code as an ISO, the portion which does not so qualify shall be treated for all purposes as a NSO.

5.2 Expiration

Except to the extent otherwise provided in or pursuant to Sections 10 and 11, each Option shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth anniversary of the date on which the Option was granted.

5.3 Vesting

Except to the extent otherwise provided in or pursuant to Sections 10 and 11, or in the proviso to this sentence, Options shall vest pursuant to the following schedule: with respect to one-third of the total number of shares of Common Stock subject to

Option on the first anniversary following the date of its grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Option, on each anniversary thereafter during the succeeding two years; provided, however, that the Committee, in its sole discretion, shall have the authority to shorten or lengthen the vesting schedule with respect to any or all Options, or any part thereof, granted under the Plan.

5.4 Required Terms and Conditions of ISOs

ISOs may be granted to Key Employees. Each ISO granted to a Key Employee shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option agreement or grant certificate, and the following specific rules:

(a)    Except as provided in Section 5.4(c), the exercise price per share of each ISO shall be the
“Fair Market Value” of a share of Common Stock on the date such ISO is granted. For purposes of the Plan, “Fair Market Value” shall mean the closing sales price of the Common Stock on The NASDAQ National Market, or other national securities exchange which is the principal securities market on which the Common Stock is traded (as reported in The Wall Street Journal, Eastern Edition).”

(b) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

(c) Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, (i) the exercise price of each ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase shares thereunder shall cease no later than the fifth anniversary of the date the ISO was granted.

5.5 Required Terms and Conditions of NSOs

Each NSO granted to Outside Directors, Key Employees, consultants and advisers shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option agreement or grant certificate, and the following specific rule: except as otherwise determined by the Committee in its sole discretion with respect to a specific grant, the exercise price per share of each NSO shall be not less than the Fair Market Value of a share of Common Stock on the date the NSO is granted.

SECTION 6    EXERCISE OF OPTIONS

6.1 Notices

A person entitled to exercise an Option may do so by delivery of a written notice to that effect, in a form specified by the Committee, specifying the number of shares of Common Stock with respect to which the Option is being exercised and any other information or documents the Committee may prescribe. The notice shall be accompanied by payment as described in Section 6.2. All notices, documents or requests provided for herein shall be delivered to the Secretary of the Company.

6.2 Exercise Price

Except as otherwise provided in the Plan or in any Option agreement or grant certificate, the Optionee shall pay the exercise price of the number of shares of Common Stock with respect to which the Option is being exercised upon the date of exercise of such Option (a) in cash, (b) pursuant to a cashless exercise arrangement with a broker on such terms as the Committee may determine, (c) by delivering shares of Common Stock held by the Optionee for at least six (6) months and having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (d) in the case of a Key Employee, by such other medium of payment as the Committee, in its sole discretion, shall authorize, or (e) by any combination of (a), (b), (c), and (d). The Company shall issue, in the name of the Optionee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Optionee through a broker pursuant to clause (b) above shall be delivered to such broker in accordance with applicable law.

SECTION 7    STOCK APPRECIATION RIGHTS

The Committee (the Governance Committee with respect to Outside Directors) may award shares of Common Stock to Outside Directors, Key Employees and consultants and advisors under a Stock Appreciation Right Award, upon such terms as the Committee deems applicable, including the provisions set forth below:

7.1 General Requirements.

Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or, except in the case of Incentive Stock Options, at a later time. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Appreciation Right Award and the conditions and limitations applicable to the exercise thereof subject to the following specific rule: except as otherwise determined by the Committee in its sole discretion with respect to a specific grant, the exercise price per share of each Stock Appreciation Right shall be not less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

7.2 Expiration.

Except to the extent otherwise provided in or pursuant to Sections 10 and 11, each Stock Appreciation Right Award shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth anniversary of the date on which the Stock Appreciation Right Award was granted.

7.3 Payment.

A Stock Appreciation Right shall entitle the Grantee to receive, upon exercise of the Stock Appreciation Right or any portion thereof, an amount equal to the product of (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price thereof and (b) the number of shares of Common Stock as to which such Stock Appreciation Right Award is being exercised. Payment of the amount determined under this Section 7.2 shall be made solely in shares of Common Stock, provided that, the Stock Appreciation Rights which are settled shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the Stock Appreciation Right.

7.4 Exercise.

(a) Except to the extent otherwise provided in Sections 10 or 11, or in the proviso to this sentence, Stock Appreciation Rights shall vest pursuant to the following schedule: with respect to one-third of the total number of shares of Common Stock subject to the Stock Appreciation Right on the first anniversary following the date of its grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Stock Appreciation Right, on each anniversary thereafter during the succeeding two years; provided, however, that the Committee, in its sole discretion, shall have the authority to shorten or lengthen the vesting schedule with respect to any or all Stock Appreciation Rights, or any part thereof, granted under the Plan. Notwithstanding the foregoing, a tandem stock appreciation right shall be exercisable at such time or times and only to the extent that the related Award is exercisable.

(b) A person entitled to exercise a Stock Appreciation Right Award may do so by delivery of a written notice to that effect, in a form specified by the Committee, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right Award is being exercised and any other information or documents the Committee may prescribe. Upon exercise of a tandem Stock Appreciation Right Award, the number of shares of Common Stock covered by the related Award shall be reduced by the number of shares with respect to which the Stock Appreciation Right has been exercised.

SECTION 8    TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

Unless otherwise determined by the Committee, no Option or Stock Appreciation Right granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.

SECTION 9    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

The Committee may award shares of Common Stock to Outside Directors, Key Employees and consultants and advisors under an Award of Restricted Stock and/or Restricted Stock Units, upon such terms as the Committee deems applicable, including the provisions set forth below.

9.1    General Requirements.

Shares of Common Stock issued or transferred pursuant to an Award of Restricted Stock and/or Restricted Stock Units may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock and/or Restricted Stock Units shall lapse over a period of time or according to such other criteria (including performance-based criteria which are intended to satisfy the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code) as the Committee deems appropriate. The period of time during which shares of Restricted Stock and/or Restricted Stock Units remain subject to restrictions will be designated in the written agreement or grant certificate as the "Restricted Period."

9.2    Number of Shares.

The Committee shall determine the number of shares of Common Stock to be issued pursuant to an Award of Restricted Stock and/or Restricted Stock Units and the restrictions applicable to the shares subject to such Award.

9.3    Restrictions on Transfer and Legend on Stock Certificate.

During the Restricted Period, subject to such exceptions as the Committee may deem appropriate, a Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock or Restricted Stock Units. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares lapse, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares lapse.

9.4    Right to Dividends.

During the Restricted Period, except as otherwise set forth in the applicable written agreement or grant certificate, in the event that dividends are paid on shares of Common Stock, an amount equal to the dividend paid on each such share shall be credited to the shares subject to Award of Restricted Stock Units ("Dividend Credits"). Any Dividend Credits shall be paid to the Grantee if and when the restrictions with respect to such Restricted Stock Units lapse as set forth in Section 9.5.

9.5 Lapse of Restrictions.

(a) All restrictions imposed on Restricted Stock and/or Restricted Stock Units shall lapse upon the expiration of the applicable Restricted Period and the satisfaction of all conditions imposed by the Committee (the date on which restrictions lapse as to any shares of Restricted Stock or Restricted Stock Units, the "Vesting Date"). The Committee may determine, as to any grant of Restricted Stock and/or Restricted Stock Units, that the restrictions shall lapse without regard to any Restricted Period.

(b) Upon the lapse of restrictions with respect to any Restricted Stock Units, the value of such Restricted Stock Units shall be paid to the Grantee in shares of Common Stock. For purposes of the preceding sentence, each Restricted Stock Unit as to which restrictions have lapsed shall have a value equal to the Fair Market Value as of the Units Vesting Date. "Units Vesting Date" means, with respect to any Restricted Stock Units, the date on which restrictions with respect to such Restricted Stock Units lapse.

9.6 Performance-Based Criteria

At the Committee's discretion, awards of Restricted Stock and Restricted Stock Units may be made subject to the attainment of performance goals which are intended to satisfy the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code. The performance criteria shall consist of one or more or any combination of the following measures: net sales (with or without precious metal content); sales growth; operating income; earnings before or after tax; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; gross or net margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); ratio of debt to debt plus equity; credit quality or debt ratings; capital expenditures; expenses or expense levels; ratio of operating earnings to revenues or any other operating ratios; the extent to which business goals are met; the accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions; price of the Company’s Common Stock; market share criteria; management of costs; return on assets, net assets, invested capital, equity, or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; regulatory compliance; total return to stockholders (“Performance Criteria”). The Performance Criteria may be applied to the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index selected by the Committee, provided that, the Performance Criteria shall be calculated consistently with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee in connection with the granting of an Award which is consistently applied with respect to that Award. To the extent the Committee deems appropriate, Performance Criteria may exclude or otherwise be adjusted for (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) the effect of changes in tax and/or accounting regulations, laws or principles and the interpretation thereof, or (iv) the effects of mergers, acquisitions and/or dispositions. This Section shall not limit the discretion of the Committee to grant Awards that do not satisfy the requirements of the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code.

SECTION 10 EFFECT OF TERMINATION OF EMPLOYMENT

10.1    Termination Generally

(a) Except as provided in Section 10.2, 10.3 or 11, or as determined by the Committee, in its sole discretion, all rights to exercise the vested portion of any Option held by an Optionee or of any Stock Appreciation Right Award held by a Grantee whose employment and/or relationship with the Company or service on the Board is terminated for any reason other than "Cause," as defined below, shall terminate ninety (90) days following the date of termination of employment, relationship or service on the Board, as the case may be (“Exercise Period”). All rights to exercise the vested portion of any Option held by an Optionee or of any Stock Appreciation Right Award held by a Grantee whose employment and/or relationship with the Company is terminated for "Cause" shall terminate on the date of termination of employment and/or the relationship. For the purposes of this Plan, "Cause" shall mean a finding by the Committee that the Optionee has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company, including, without limitation, acts of dishonesty, embezzlement, theft, felonious conduct or unauthorized disclosure of trade secrets or confidential information of the Company. Unless otherwise provided in the Plan or determined by the Committee, vesting of Options and Stock Appreciation Right Awards for Key Employees and consultants ceases immediately upon the date of termination of employment and/or the relationship with the Company and any portion of an Option and/or Stock Appreciation Right Award that has not vested on or before such date is forfeited on such date.

(b) If a Grantee who has received an Award of Restricted Stock and/or Restricted Stock Units ceases to be employed by the Company during the Restricted Period, or if other specified conditions are not met, the Award of Restricted Stock and/or Restricted Stock Units shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and, in the case of Restricted Stock, those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the Grantee for such shares. The Committee may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

(c) The transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall not constitute a termination of employment for purposes of the Plan. Awards granted under the Plan shall not be affected by any change of duties in connection with the employment of the Key Employee or by a leave of absence authorized by the Company.

10.2    Death and Disability

In the event of the death or Disability (as defined below) of an Optionee or Grantee during employment or such Optionee's or Grantee relationship with the Company or service on the Board, (a) all Options held by the Optionee and all Stock Appreciation Right Awards held by the Grantee shall become fully exercisable on such date of death or Disability and (b) all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by the Grantee shall lapse on such date of death or Disability. Each of the Options held by such an Optionee and each of the Stock Appreciation Right Awards held by such a Grantee shall expire on the earlier of (i) the first anniversary of the date of death or Disability and (ii) the date that such Option or Stock Appreciation Right Award expires in accordance with its terms, provided that, in any event, NSOs granted under this Plan shall not expire earlier than one year from the date of death or disability. For purposes of this Section 11.2, "Disability" shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee, in its sole discretion, shall determine the existence and date of any Disability.

10.3    Retirement

(a) Key Employees. In the event the employment of a Key Employee with the Company shall be terminated by reason of "Normal Retirement" or "Early Retirement," as defined below (collectively a “Qualified Retirement”), Awards with only a time qualification for vesting will fully vest if a Qualified Retirement occurs no earlier than the one year anniversary of the grant date of the Award. With respect to Awards having any Performance Criteria, such Awards shall fully vest only upon and when both of the following have occurred: (i) if the Qualified Retirement occurs no earlier than the one year anniversary of the grant date of the Award, and (ii) all of the Performance Criteria associated with the Award are met. Each of the Options and Stock Appreciation Right Awards held by such a Key Employee that vests shall expire on the earlier of (i) the fifth anniversary of the date of the Employee retirement, or (ii) the date that such Option or Award expires in accordance with its terms. For the purposes hereof, "Normal Retirement" shall mean retirement of a Key Employee at or after age 65 and "Early Retirement" shall mean retirement of a Key Employee at or after age 60 with a minimum of 15 years of service with DENTSPLY International Inc. or any other company that was a direct or indirect controlled subsidiary of DENTSPLY International Inc. at the time the Key Employee rendered such service. In the event the employment of a Key Employee with the Company shall be terminated by reason of a retirement that is not a Normal Retirement or Early Retirement, the Committee may, in its sole discretion, determine the vesting, exercisability and exercise periods applicable to any Awards under this Plan held by such Key Employee.

(b) Outside Directors. In the event the service on the Board of an Outside Director shall be terminated by reason of the retirement of such Outside Director ("Outside Director Retirement"), all Options and Stock Appreciation Right Awards held by such Outside Director shall become fully exercisable on the date of such Outside Director Retirement. Each of the Options and Stock Appreciation Right Awards held by such an Outside Director shall expire on the earlier of (i) the date that such Option or Stock Appreciation Right Award expires in accordance with its terms or (ii) the five year anniversary date of such Outside Director Retirement. In the event the service on the Board of an Outside Director shall be terminated by reason of an "Outside Director Retirement", all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such Outside Director shall lapse on the date of such Outside Director Retirement. For purposes of this provision, Outside Director Retirement shall mean a Director resignation from the Board after nine years of service on the Board or retirement in accordance with the Company’s mandatory retirement policy for Directors.

(c) Key Employees Who Are Employee Directors. Section 10.3(a) shall be applicable to Options, Stock Appreciation Rights, Restricted Stock and/or Restricted Stock Units held by any Key Employee who is an Employee Director at the time that such Key Employee's employment with the Company terminates by reason of Employee Retirement. If such Key Employee continues to serve on the Board as of the date of such Key Employee’s Employee Retirement, then Section 10.3(b) shall be applicable to Options, Stock Appreciation Rights Restricted Stock and/or Restricted Stock Units granted after such date.

SECTION 11    CHANGE IN CONTROL

11.1    Effect of Change in Control

Notwithstanding any of the provisions of the Plan or any written agreement or grant certificate evidencing Awards granted hereunder, immediately upon a "Change in Control" (as defined in Section 11.2), all outstanding Options and Stock Appreciation Rights granted to Key Employees or Outside Directors, whether or not otherwise exercisable as of the date of such Change in Control, shall accelerate and become fully exercisable and all restrictions thereon shall terminate in order that Optionees and Grantees may fully realize the benefits thereunder, and all restrictions and conditions on all Restricted Stock and Restricted Stock Units granted to Key Employees or Outside Directors shall lapse upon the effective date of the Change of Control. The Committee may determine in its discretion (but shall not be obligated to do so) that any or all holders of outstanding Options and Stock Appreciation Right Awards which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 11.1) will be required to surrender them in exchange for a payment, in cash or Common Stock as determined by the Committee, equal to the value of such Options and Stock Appreciation Right Awards, with such payment to take place as of the date of the Change in Control or such other date as the Committee may prescribe.

11.2    Definition of Change in Control

The term "Change in Control" shall mean the occurrence, at any time during the term of an Award granted under the Plan, of any of the following events:

(a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") (other than the Company or any benefit plan sponsored by the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (i) the then outstanding shares of the Common Stock (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

(b) Less than a majority of the Board (rounded down to the nearest whole number) is comprised of individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board"), provided that any individual whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company; or

(c) Consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Voting Securities, as the case may be; or

(d) Consummation of a complete liquidation or dissolution of the Company, or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the Outstanding Common Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

(e) In addition to the foregoing, with respect to any Key Employee covered under this provision, consummation by the Company of a Business Combination, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Voting Securities, as the case may be, and any Key Employees who were employed by the Company and were Optionees or Grantees under the Plan at the time of such Business Combination is terminated other than for Cause or voluntarily leaves the employ of the Company within two (2) years from the date of any such Business Combination as the result of a voluntary termination of employment by such Key Employee within sixty (60) days after any one or more of the following events have occurred:

(i)    failure by the Company to maintain the duties, status, and responsibilities of the Key Employee substantially consistent with those prior to the Business Combination, or

(ii)    a reduction by the Company in the Key Employee’s base salary as in effect as of the date prior to the Business Combination, or

(iii)    the failure of the Company to maintain and to continue the Key Employee’s participation in the Company’s benefit plans as in effect from time to time on a basis substantially equivalent to the participation and benefits of Company employees similarly situated to the Employee.

SECTION 12    RIGHTS AS STOCKHOLDER

An Optionee or Grantee (or a transferee of any such person pursuant to Section 8) shall have no rights as a stockholder with respect to any Common Stock covered by an Award or receivable upon the exercise of Award until the Optionee, Grantee or transferee shall have become the holder of record of such Common Stock, and no adjustments shall be made for dividends or distributions in cash or other property or rights in respect to such Common Stock for which the applicable record date is prior to the date on which the Optionee or Grantee shall have become the holder of record of the shares of Common Stock purchased pursuant to exercise of the Award.

SECTION 13    POSTPONEMENT OF EXERCISE

The Committee may postpone any exercise of an Option or Stock Appreciation Right Awards for such time as the Committee in its sole discretion may deem necessary in order to permit the Company to comply with any applicable laws or rules, regulations or other requirements of the Securities and Exchange Commission or any securities exchange or quotation system upon which the Common Stock is then listed or quoted. Any such postponement shall not extend the term of an Option or Stock Appreciation Right Award, unless such postponement extends beyond the expiration date of the Award in which case the expiration date shall be extended thirty (30) days, and neither the Company nor its directors, officers, employees or agents shall have any obligation or liability to an Optionee or Grantee, or to his or her successor or to any other person.

SECTION 14    TAXES

14.1 Taxes Generally

The Company shall have the right to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a participant the amount (in cash, shares or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such taxes. Notwithstanding the above, the Company shall automatically withhold any such taxes, as applicable, in the form of shares of stock or any payment under an Award, for and upon the vesting of any Restricted Stock or Restricted Stock Units Award.

14.2 Payment of Taxes

A participant, with the approval of the Committee, may satisfy the obligation set forth in Section 14.1, in whole or in part, by (a) directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise or vesting of an Award (as the case may be) having an aggregate Fair Market Value on the date of exercise equal to the amount of tax required to be withheld, or (b) delivering shares of Common Stock of the Company having an aggregate Fair Market Value equal to the amount required to be withheld on any date. The Committee may, in its sole discretion, require payment by the participant in cash of any such withholding obligation and may disapprove any election or delivery or may suspend or terminate the right to make elections or deliveries under this Section 14.2.

SECTION 15    TERMINATION, AMENDMENT AND TERM OF PLAN

15.1 The Board or the Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company provided, however, that no Plan amendment shall be effective until approved by the stockholders of the Company if the effect of the amendment is to lower the exercise price of previously granted Options or Stock Appreciation Rights or if such stockholder approval is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act or applicable tax or other laws. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options of Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

15.2 The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan. No amendment or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the recipient, except that the Committee may amend the Plan in a manner that does affect Awards theretofore granted upon a finding by the Committee that such amendment is in the best interests of holders of outstanding Options affected thereby.

15.3 The Plan was adopted and authorized on March 24, 2010 by the Board of Directors for submission to the stockholders of the Company for their approval. If the Plan is approved by the stockholders of the Company, it shall be deemed to have become effective as of March 24, 2010. Unless earlier terminated in accordance herewith, the Plan shall terminate on March 24, 2020. Termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 16    GOVERNING LAW

The Plan shall be governed and interpreted in accordance with the laws of the State of Delaware, without regard to any conflict of law provisions which would result in the application of the laws of any other jurisdiction.

SECTION 17    NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT

No person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee of the Company any right to be retained in the employ of the Company or as giving any member of the Board any right to continue to serve in such capacity.

SECTION 18    AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES

Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company, except as may be provided under the terms of such plans or determined by resolution of the Committee.

SECTION 19    NO STRICT CONSTRUCTION

No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Board.

SECTION 20    CAPTIONS

All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

SECTION 21    SEVERABILITY

Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

SECTION 22    MODIFICATION FOR GRANTS OUTSIDE THE U.S.

The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Awards to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

APPENDIX B

RECONCILIATION OF NON-GAAP INFORMATION TO GAAP INFORMATION

The presentation of net sales, excluding precious metal content, is considered a measure not calculated in accordance with US GAAP, and is therefore considered a non-US GAAP measure. The Company provides the following reconciliation of net sales to net sales, excluding precious metal content. The Company’s definitions and calculations of net sales, excluding precious metal content, and other operating measures derived using net sales, excluding precious metal content, may not necessarily be the same as those used by other companies.

	Year Ended December 31,
(in millions)	2013	2012	$ Change	% Change
Net sales	$2,950.8	$2,928.4	$22.4	0.8%
Less: Precious metal content of sales	179.1	213.7	(34.6)	(16.2)%
Net sales, excluding precious metal content	$2,771.7	$2,714.7	$57.0	2.1%

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share. The Company discloses adjusted net income attributable to DENTSPLY International to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation. The adjusted net income attributable to DENTSPLY International consists of net income attributable to DENTSPLY International adjusted to exclude the impact of the following:
(1) Acquisition related costs. These adjustments include costs related to integrating recently acquired businesses and specific costs related to the consummation of the acquisition process. These costs are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.
(2) Restructuring and other costs. These adjustments include both costs and income that are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.
(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Beginning in 2011, the Company began recording large non-cash charges related to the values attributed to purchased intangible assets. These charges have been excluded from adjusted net income attributed to DENTSPLY International to allow investors to evaluate and understand operating trends excluding these large non-cash charges.
(4) Income related to credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.
(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.
The Company believes that the presentation of adjusted net income attributable to DENTSPLY International and adjusted

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earnings per diluted common share provides important supplemental information to management and investors seeking to understand the Company's financial condition and results of operations.  The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

	Year Ended December 31, 2013
(in thousands, except per share amounts)	Net Income	Per Diluted Common Share
Net income attributable to DENTSPLY International	$313,192	$2.16
Amortization of purchased intangible assets, net of tax		0.22
Restructuring and other costs, net of tax		0.07
Acquisition related activities, net of tax		0.04
Credit risk and fair value adjustments to outstanding derivatives, net of tax		0.02
Gain on fair value adjustment at an unconsolidated affiliated company, net of tax		(0.01)
Income tax related adjustments		(0.15)
Adjusted non-US GAAP earnings	$341,197	$2.35

	Year Ended December 31, 2012
(in thousands, except per share amounts)	Net Income	Per Diluted Common Share
Net income attributable to DENTSPLY International	$314,213	$2.18
Amortization of purchased intangible assets, net of tax		0.23
Restructuring and other costs, net of tax		0.13
Acquisition related activities, net of tax		0.07
Loss on fair value adjustment at an unconsolidated affiliated company, net of tax		0.02
Orthodontics business continuity costs, net of tax		—
Income tax related adjustments		(0.41)
Adjusted non-US GAAP earnings	$319,208	$2.22

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APPENDIX C

DENTSPLY INTERNATIONAL INC.
EXECUTIVE PAY ANALYSIS
COMPARATOR COMPANIES

Actavis US (Watson Pharmaceuticals)	General Atomics	Mine Safety Appliances
Allergan	GTECH	Molson Coors Brewing
AMETEK	H.B. Fuller	NewPage
A.O. SMITH	Hanesbrands	Plexus
Biogen Idec	Harman International Industries	Polaris Industries
Brady	Hospira	PolyOne
Celgene	IDEXX Laboratories	Purdue Pharma
Covance	International Flavors & Fragrances	Quintiles
Curtiss-Wright	Invensys Controls	Regal-Beloit
Donaldson Company	J.M. Smucker	Rockwell Collins
EMD Millpore	Leggett and Platt	Shire Pharmaceuticals
Endo Health Solutions	Lexmark International	Sonoco Products
First Solar	Life Technologies Corporation	Spirit AeroSystems
Forest Laboratories	Mary Kay	Tupperware Brands
GAF Materials	Mine Safety Appliances	VWR International
W. R. Grace

TOTAL COMPANIES: 45

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